EXHIBIT 2.4
                                                                     -----------



                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                           BRIDGELINE SOFTWARE, INC.,

                             LEAD DOG DIGITAL, INC.,

                                       AND

                 CERTAIN SHAREHOLDERS OF LEAD DOG DIGITAL, INC.

                                FEBRUARY 26, 2002

                                      INDEX
                                      -----

ARTICLE I     THE MERGER......................................................2

   1.1        THE MERGER......................................................2

   1.2        OFFICERS AND DIRECTORS..........................................2

   1.3        CONVERSION OF SHARES; EXCHANGE PROCEDURES.......................3

   1.4        TREATMENT OF OUTSTANDING STOCK OPTIONS..........................5

   1.5        EARN-OUT CONSIDERATION..........................................6

   1.6        REPAYMENT OF CORPORATION DEBT AND OTHER OBLIGATIONS.............8

   1.7        MAXIMUM TOTAL CONSIDERATION.....................................9

   1.8        TAX-FREE REORGANIZATION........................................10

   1.9        CLOSING........................................................10

   1.10       OTHER AGREEMENTS...............................................10

   1.11       ADDITIONAL EMPLOYEE STOCK OPTIONS..............................10

   1.12       POST-CLOSING PERFORMANCE OF LDD BUSINESS.......................11

   1.13       ADDITIONAL ACTIONS.............................................13

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND THE
              PRINCIPAL SHAREHOLDERS.........................................14

   2.1        OWNERSHIP OF SHARES............................................14

   2.2        ORGANIZATION AND CORPORATE POWER...............................14

   2.3        AUTHORIZATION..................................................15

   2.4        NO CONFLICTS...................................................15

   2.5        GOVERNMENT APPROVALS...........................................16

   2.6        AUTHORIZED AND OUTSTANDING STOCK...............................16

   2.7        SUBSIDIARIES...................................................16

   2.8        FINANCIAL INFORMATION/ACCOUNTS PAYABLE/PROJECTIONS.............16

   2.9        EVENTS SUBSEQUENT TO THE DATE OF THE FINANCIAL STATEMENTS......17

   2.10       LITIGATION.....................................................18

   2.11       COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS.....................18

   2.12       TAXES..........................................................18

   2.13       REAL PROPERTY..................................................18

   2.14       ENVIRONMENTAL MATTERS..........................................19

   2.15       PERSONAL PROPERTY/CAPITAL EQUIPMENT............................19

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   2.16       PATENTS, TRADEMARKS, ETC.......................................20

   2.17       AGREEMENTS OF DIRECTORS, OFFICERS, EMPLOYEES AND CONSULTANTS...20

   2.18       GOVERNMENTAL LICENSES..........................................21

   2.19       LIST OF MATERIAL CONTRACTS AND COMMITMENTS.....................21

   2.20       ACCOUNTS RECEIVABLE............................................21

   2.21       SECURITIES ACTS................................................22

   2.22       INSURANCE COVERAGE.............................................22

   2.23       EMPLOYEE MATTERS...............................................22

   2.24       SUPPLIERS AND CUSTOMERS........................................24

   2.25       NO BROKERS OR FINDERS..........................................24

   2.26       TRANSACTIONS WITH INSIDERS.....................................25

   2.27       ASSUMPTIONS, GUARANTEES........................................25

   2.28       BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY...........25

   2.29       CORPORATE BOOKS................................................25

   2.30       SIMPLE IRA PLAN................................................25

ARTICLE III   REPRESENTATINS, COVENANTS AND RIGHTS OF PRINCIPAL
              SHAREHOLDERS...................................................25

   3.1        PRINCIPAL SHAREHOLDERS' REPRESENTATIONS........................25

   3.2        AGREEMENTS REQUIRED IN A PUBLIC OFFERING.......................26

   3.3        REGISTRATION RIGHTS............................................27

   3.4        TAG-ALONG RIGHTS...............................................27

   3.5        SURVIVAL.......................................................27

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER.................27

   4.1        ORGANIZATION AND QUALIFICATION.................................27

   4.2        AUTHORITY......................................................27

   4.3        NO CONFLICTS...................................................28

   4.4        GOVERNMENT APPROVALS...........................................28

   4.5        LITIGATION.....................................................28

   4.6        AUTHORIZED AND OUTSTANDING STOCK...............................28

   4.7        CAPITAL........................................................29

   4.8        SUBSIDIARIES...................................................29

   4.9        FINANCIAL INFORMATION/ACCOUNTS PAYABLE.........................29

   4.10       EVENTS SUBSEQUENT TO THE DATE OF THE FINANCIAL STATEMENTS......30

   4.11       COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS.....................30

   4.12       TAXES..........................................................30

   4.13       REAL PROPERTY..................................................31

   4.14       ENVIRONMENTAL MATTERS..........................................31

   4.15       PERSONAL PROPERTY/CAPITAL EQUIPMENT............................31

   4.16       PATENTS, TRADEMARKS, ETC.......................................31

   4.17       AGREEMENTS OF DIRECTORS, OFFICERS, EMPLOYEES AND CONSULTANTS...32

   4.18       GOVERNMENTAL LICENSES..........................................32

   4.19       SECURITIES ACTS................................................32

   4.20       INSURANCE COVERAGE.............................................33

   4.21       EMPLOYEE MATTERS...............................................33

   4.22       SUPPLIERS AND CUSTOMERS........................................34

   4.23       NO BROKERS OR FINDERS..........................................35

   4.24       TRANSACTIONS WITH INSIDERS.....................................35

   4.25       ASSUMPTIONS, GUARANTEES........................................35

   4.26       BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY...........35

   4.27       CORPORATE BOOKS................................................35

ARTICLE V     CONDITIONS TO THE OBLIGATIONS OF THE ACQUIRER AT THE CLOSING...36

   5.1        ACCURACY OF REPRESENTATIONS AND WARRANTIES.....................36

   5.2        PERFORMANCE....................................................36

   5.3        OPINION OF COUNSEL.............................................36

   5.4        NO LITIGATION..................................................36

   5.5        CERTIFICATE AS TO OFFICERS' INCUMBENCY AND CORPORATE
              AUTHORIZATION..................................................37

   5.6        OTHER AGREEMENTS...............................................37

   5.7        STOCK PLEDGE AGREEMENT AND PLEDGED SHARES......................37

   5.8        SIMPLE IRA PLAN................................................37

   5.9        THIRD PARTY CONSENTS...........................................37

   5.10       OTHER MATTERS..................................................37

ARTICLE VI    CONDITIONS TO THE OBLIGATIONS OF THE CORPORATION...............38

   6.1        ACCURACY OF REPRESENTATIONS AND WARRANTIES.....................38

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   6.2        PERFORMANCE....................................................38

   6.3        OPINION OF COUNSEL.............................................38

   6.4        NO LITIGATION..................................................38

   6.5        OTHER AGREEMENTS...............................................38

   6.6        CERTIFICATE AS TO OFFICERS' INCUMBENCY AND CORPORATE
              AUTHORIZATION..................................................39

   6.7        STOCK CERTIFICATES.............................................39

   6.8        REPAYMENT OF DEBT..............................................39

   6.9        BOARD OF DIRECTORS.............................................39

   6.10       PRIVATE PLACEMENT..............................................39

   6.11       OTHER MATTERS..................................................39

ARTICLE VII   LICENSE........................................................39

ARTICLE VIII  GENERAL RELEASE AND INDEMNIFICATIONS...........................40

   8.1        PRINCIPAL SHAREHOLDERS' RELEASES...............................40

   8.2        PRINCIPAL SHAREHOLDERS' INDEMNIFICATION........................40

   8.3        ACQUIRER'S INDEMNIFICATION.....................................40

   8.4        THIRD PARTY CLAIMS.............................................41

   8.5        LIMITATIONS OF LIABILITY.......................................41

   8.6        EXPENSES, REIMBURSEMENT........................................43

   8.7        NOTICE.........................................................43

   8.8        SURVIVAL.......................................................43

   8.9        COLLATERAL FOR PRINCIPAL SHAREHOLDERS' INDEMNIFICATION
              OBLIGATION.....................................................43

ARTICLE IX    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................43

ARTICLE X     MISCELLANEOUS..................................................44

   10.1        CROSS DISCLOSURE..............................................44

   10.2       PARTIES IN INTEREST............................................44

   10.3       AMENDMENTS AND WAIVERS.........................................44

   10.4       NOTICES........................................................44

   10.5       EXPENSES.......................................................45

   10.6       SEVERABILITY...................................................45

   10.7       COUNTERPARTS...................................................45

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   10.8       EFFECT OF HEADINGS/GENDER REFERENCES...........................45

   10.9       GOVERNING LAW..................................................46

   10.10      PRESS RELEASES AND PUBLIC ANNOUNCEMENTS........................46

   10.11      POST-CLOSING TAX MATTERS.......................................46

   10.12      BENEFIT PLAN COVENANTS.........................................46

EXHIBITS AND SCHEDULES
----------------------

Exhibit A         Form of Hypnotic Note
Exhibit B         Form of Employment Agreement
Exhibit C         Form of Non-Principal Shareholder's Letter
Exhibit D         Form of Remainder Debt Note
Exhibit E         Form of Noncompetition Agreement
Exhibit F         Form of Stock Pledge Agreement

Schedule 1.3(a)   Shareholders, Shares, Percentage Interest
Schedule 1.4      Corporation Options
Schedule 1.5(b)   Earn-Out Computation
Schedule 1.6      Debt
Schedule 1.10     List of Key Employees of the Corporation
Schedule 1.11 List of Acquirer Options to be Issued to Employees of the Corporation
Schedule 3.1      List of Shareholders who are not "accredited investors"
Schedule 7.0      List of LDD Domain Names
Schedule 8.5(d) Principal Shareholders' Relative Ownership of Shares and Proportional Share of Indemnification Obligations

Schedules Relating to Representations and Warranties of the Corporation and the
-------------------------------------------------------------------------------
Shareholders
------------

Schedule 2.2      Jurisdictions Qualified To Do Business
Schedule 2.6      Outstanding Warrants, Options and Other Related Commitments
Schedule 2.7      Subsidiaries
Schedule 2.8      Accounts Payable and Projections
Schedule 2.9      Changes in Financial Condition and Subsequent Events
Schedule 2.10     Litigation
Schedule 2.12     Taxes
Schedule 2.13     Real Property and Related Matters
Schedule 2.14     Environmental Matters
Schedule 2.15     Personal Property and Capital Equipment
Schedule 2.16     Intellectual Property
Schedule 2.17     Officers and Directors and Related Matters
Schedule 2.19     Material Contracts
Schedule 2.20     Accounts Receivable
Schedule 2.22     Insurance Policies
Schedule 2.23     Employee Matters
Schedule 2.24     Suppliers and Customers
Schedule 2.26     Transactions with Insiders
Schedule 2.27     Guaranteed Obligations
Schedule 2.28     Bank Accounts and Related Matters

Schedules Relating to Representations and Warranties of the Acquirer
--------------------------------------------------------------------

Schedule 4.8      Subsidiaries
Schedule 4.9      Accounts Payable
Schedule 4.10     Changes in Financial Condition and Subsequent Events
Schedule 4.12     Taxes
Schedule 4.13     Real Property and Related Matters
Schedule 4.14     Environmental Matters
Schedule 4.15     Personal Property and Capital Equipment
Schedule 4.16     Intellectual Property
Schedule 4.17     Officers and Directors and Related Matters
Schedule 4.20     Insurance Policies
Schedule 4.21     Employee Matters
Schedule 4.22     Suppliers and Customers
Schedule 4.24     Transactions with Insiders
Schedule 4.25     Guaranteed Obligations
Schedule 4.26     Bank Accounts and Related Matters

                             INDEX OF DEFINED TERMS
                             ----------------------

TERM                                            SECTION
----                                            -------
Acquirer                                        Introductory Paragraph
Acquirer Financial Statements                   4.9
Acquirer Options                                1.11
Acquirer Stock                                  Recitals
Act                                             2.6
Additional Acquirer Stock                       1.12(a)
Agreement                                       Introductory Paragraph
Audited Financial Statements                    2.8
Buyer Benefit Plans or Buyer Plan               4.21
CERCLA                                          2.14(c)
Certificate                                     1.3(b)
Certificate of Merger                           1.1
Closing                                         1.9
Closing Date                                    1.9
Code                                            Recitals
Common Stock                                    2.6
Conversion Ratio                                1.3(a)
Corporation                                     Introductory Paragraph
Corporation Executive Officers                  1.10
Corporation Options                             1.4
Debt                                            1.6(a)
DGCL                                            1.1
Earn-out                                        1.5(a)
Earn-out Amount                                 1.5(b)
Earn-out I.A.F. Fee                             1.5(e)
Earn-out Notice                                 1.5(b)
Earn-out Period or Periods                      1.5(b)
Earn-out Portion                                1.5(d)
EBITDA                                          1.5(b)

TERM                                            SECTION
----                                            -------
Effective Time                                  1.1
Employment Agreements                           1.10
Environmental Law                               2.14(c)
ERISA                                           2.23
ERISA Affiliate                                 2.23
GAAP                                            1.5(b)
Hazardous Substances                            2.14(b)
Heffernan                                       1.2(b)
Heffernan Proportion                            1.6(a)
Hsu                                             1.6(a)
Hypnotic                                        1.6(b)
Hypnotic Notes                                  1.6(b)
Hypnotic Settlement Payment                     1.6(b)
Income Statement                                1.5(b)
Indemnitee                                      8.4
Indemnitor                                      8.4
Independent Accounting Firm                     1.5(e)
Intellectual Property                           2.16
IPO                                             1.2(b)
Key Employee                                    1.10
LDD                                             Introductory Paragraph
LDD Business                                    1.5(b)
LDD Domain Names                                Article VII
LDD Holders                                     1.3(a)
LDD Representative                              1.5(b)
LDD Stock Option Plan                           1.4
Loss or Losses                                  8.2
Massie                                          3.3
material adverse effect                         2.2
material contract                               2.19
Matteo                                          1.2(b)

TERM                                            SECTION
----                                            -------
Matteo Proportion                               1.6(a)
Maximum Earn-out                                1.5(a)
Merger                                          1.1
Noncompetition Agreements                       1.10
Non-Principal Shareholder's Letters             1.10
NYBCL                                           1.1
OGFRW                                           1.6(b)
Permitted Transfer                              3.5
Pledged Shares                                  8.9
Principal Shareholders                          Introductory Paragraph
Projections                                     2.8
RCRA                                            2.14(c)
Remainder Debt                                  1.6(a)
Remainder Debt Notes                            1.10
Remaining Settlement Balance                    1.6(b)
Representation Expiration Date                  8.5(d)
SARA                                            2.14(c)
Seller Benefit Plan or Seller Plan              2.23
Shares                                          Recitals
Stock Pledge Agreement                          8.9
Subsidiary                                      2.7
Surviving Corporation                           1.1
tax                                             2.12
Third Party Claim                               8.4
Transaction Documents                           2.3(a)
2002 Income Statement                           1.12(b)
2002 Performance I.A.F. Fee                     1.12(g)
2002 Performance Notice                         1.12(b)
Unaudited Financial Statements                  2.8

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         This Agreement and Plan of Merger (this "Agreement") is made this 27th day of February, 2002 by and among Bridgeline Software, Inc., a Delaware corporation, with a principal place of business at 130 New Boston Street, Woburn, Massachusetts 01801 (the "Acquirer"), Lead Dog Digital, Inc., a New York corporation, with a principal place of business at 212 W. 35th Street, New York, NY 10001 (the "Corporation" or "LDD"), and those shareholders of the Corporation who are parties hereto (collectively, the "Principal Shareholders" and each individually, a "Principal Shareholder"), each with a mailing address as set forth under his or her respective name on Schedule 1.3(a) attached hereto.


                                    RECITALS

         WHEREAS, the Principal Shareholders own, collectively, Eighty-two and 03/100 percent (82.03%) of the issued and outstanding shares of the common stock, par value $0.001 per share, of the Corporation (such issued and outstanding shares being the "Shares"); and

         WHEREAS, the Boards of Directors of each of the Acquirer and the Corporation have, in accordance with the laws of the State of Delaware and the State of New York, respectively, approved the merger of the Corporation with and into the Acquirer, pursuant to which all of the Shares will be converted into common stock of the Acquirer, $0.001 par value per share (the "Acquirer Stock") and the Corporation will merge with and into the Acquirer, with the Acquirer being the surviving corporation; and;

         WHEREAS, it is the intention of the parties that the merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code;

         WHEREAS, each of the parties to the Agreement desires to make certain representations, warranties, and agreements in connection with the transaction between the parties and to prescribe various conditions thereto; and

         WHEREAS, the shareholders of the Corporation who are not the Principal Shareholders have executed, effective this date, certain Non-Principal Shareholder's Letters (as such term is defined further below), which incorporate by reference this Agreement and in which such shareholders agree to be bound by this Agreement and assert their right to enjoy the benefits of this Agreement, each as pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER
                                   ----------

         1.1 The Merger. Subject to and upon the terms and conditions of this Agreement, at the effective time of the merger of the Corporation with and into the Acquirer, and pursuant to the Delaware General Corporation Law ("DGCL") and the New York Business Corporation Law ("NYBCL"), the Corporation will be merged with and into the Acquirer (the "Merger") and the separate existence of the Corporation shall thereupon cease, in accordance with the applicable provisions of the DGCL and the NYBCL. As a result of the Merger, the Acquirer will be the surviving corporation (sometimes referred to herein as the "Surviving Corporation"). The Certificate of Incorporation and Bylaws of the Surviving Corporation shall be those of the Acquirer as they are in existence immediately prior to the Merger. The separate corporate existence of the Acquirer with all its rights, privileges, powers, and franchises shall continue unaffected by the Merger. The name of the Surviving Corporation shall continue to be "Bridgeline Software, Inc." On the Closing Date (as such term is defined below), the parties shall cause a Certificate of Merger, meeting the requirements of Section 252 of the DGCL and Section 907 of the NYBCL, respectively (the "Certificate of Merger"), to be promptly executed and filed with each of the Secretaries of State of the State of Delaware and the State of New York. The Merger shall become effective (the "Effective Time") upon the close of business on the date that the filing of the Certificate of Merger with the Secretaries of State of the State of Delaware and the State of New York has been completed or at such other time or date than may otherwise be indicated in the Certificate of Merger.

         1.2 Officers and Directors.

         (a) The officers and directors of the Acquirer immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation, except that Ronald Heffernan and Michael Matteo (pursuant to appropriate actions by the shareholders and/or Board of Directors of the Acquirer, effective upon the Effective Time) shall each become a member of the Board of Directors of the Surviving Corporation at the Effective Time, subject to the conditions set forth in Section 1.2(b) below. All officers and directors incumbent immediately after the Effective Time will hold office until their successors are duly elected and qualified in the manner provided in Section 1.2(b), in the Certificate of Incorporation and Bylaws of the Acquirer, or as otherwise provided by law, or until their earlier death, resignation, or removal.

         (b) Ronald Heffernan ("Heffernan"), and each of his successors (each as appointed by him or any such successor and reasonably acceptable to the Acquirer), shall be entitled to hold a seat on the Board of Directors of the Acquirer until the earlier of (i) such time as the Acquirer completes its first underwritten public offering involving the sale of Acquirer Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (an "IPO"), or (ii) such time as the Principal Shareholders collectively have sold, transferred or otherwise disposed of fifty percent (50%) or more of the shares of Acquirer Stock issued to the Principal Shareholders at the Effective Time pursuant to the terms of the Merger, other than in connection with any Permitted Transfers (as such term is defined in Section 3.5 below). Michael Matteo ("Matteo"), and each of his successors (each as appointed by him or any such successor and reasonably acceptable to the Acquirer), shall be entitled to hold a seat on the Board of Directors of the Acquirer until the earlier of (i) May 26, 2003, (ii) the completion by the Acquirer of an IPO or
(iii) such time as the Principal Shareholders collectively have sold, transferred or otherwise disposed of fifty percent (50%) or more of the shares of Acquirer Stock issued to the Principal Shareholders at the Effective Time pursuant to the terms of the Merger, other than in connection with any Permitted Transfers. The Acquirer hereby covenants and agrees that during the period in which Matteo (or any successor) shall be entitled to hold a seat on the Acquirer's Board of Directors hereunder, the size of such Board of Directors shall not be increased beyond six (6) in number without the consent of both Heffernan and Matteo (or any successors). The rights of Heffernan and Matteo (or any successors) to hold seats on the Acquirer's Board of Directors as provided hereunder shall remain subject to the Board of Directors' fiduciary duties, the applicable provisions of the Acquirer's Certificate of Incorporation and By-laws and applicable law, including without limitation any rights of the Board of Directors or shareholders to remove a director for cause.

         1.3 Conversion of Shares; Exchange Procedures.

                  (a) By virtue of the Merger, automatically and without any action on the part of the holders thereof, the Shares outstanding immediately prior to the Effective Time (other than any shares held as treasury stock by the Corporation, which shall be cancelled, retired and cease to exist, and for which no payment hereunder shall be made) shall become and be converted into and become exchangeable for (x) the number of shares of Acquirer Stock, rounded to the nearest whole share, equal to the product of the number of such Shares and the Conversion Ratio (as such term is defined below) and (y) the right to receive, to the extent earned, the Earn-out (as such term is defined in Section
1.5 below), such right not being evidenced by any separate instrument other than this Agreement. The term "Conversion Ratio" shall mean the quotient obtained by dividing (i) 2,933,000 by (ii) the sum of the total number of Shares issued and outstanding immediately prior to the Effective Time plus the maximum total number of shares of the Corporation's common stock that may be issued upon the exercise of Corporation Options (as such term is defined in Section 1.4 below) outstanding immediately prior to the Effective Time (whether or not such Corporation Options are then exercisable). The total number of shares of Acquirer Stock that shall be issued at the Effective Time in connection with the conversion and exchange of the Shares outstanding immediately prior to the Effective Time shall be allocated among all of the holders of such Shares (collectively, the "LDD Holders" and each, individually, an "LDD Holder") on the basis of each LDD Holder's respective percentage ownership of the total number of such Shares. The number of Shares held by each LDD Holder and the corresponding percentage ownership of the Corporation by each, as well as the name and address of each such LDD Holder, is set forth in Schedule 1.3(a).

                  (b) Each certificate that immediately prior to the Effective Time represents any outstanding Shares (each, a "Certificate") shall, on and after the Effective Time (i) be deemed for all purposes to represent each of (A) the number of shares of Acquirer Stock into which the Shares represented by such Certificate shall have been converted pursuant to Section 1.3(a), and (B) the right to receive the appropriate Earn-out Portion (as such term is defined in

Section 1.5(f) below), and (ii) be exchangeable by the holder thereof in the manner provided in Section 1.3(c) below for a new certificate representing the shares of Acquirer Stock into which the Shares represented by such Certificate have been converted pursuant to Section 1.3(a).

                  (c) The Corporation shall cause to be delivered to the Acquirer on the Closing Date the Certificates representing all of the Shares outstanding immediately prior to the Effective Time, as evidenced by the stock ledger and stock transfer records of the Corporation. Upon surrender of a Certificate for exchange and cancellation to the Acquirer, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of shares of Acquirer Stock, rounded up or down to the nearest whole share on a basis that is mutually agreed upon by the parties, that such holder is entitled to receive under Section 1.3(a) above and such Certificate shall forthwith be cancelled.

                  (d) No dividend or other distribution payable after the Effective Time with respect to the Acquirer Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate, at which time such holder shall receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto. After the Effective Time, there shall be no transfers of any shares of capital stock on the stock transfer books of the Corporation. If, after the Effective Time, any Certificates are presented for transfer to the Surviving Corporation, they shall be cancelled in exchange for the shares of Acquirer Stock deliverable in respect thereof pursuant to Section 1.3(a) above.

                  (e) After the Effective Time, the holders of any shares of the capital stock of the Corporation shall cease to be, and shall have no rights as, stockholders of the Corporation, other than to receive the consideration into which such shares have been converted pursuant to the provisions hereof.

                  (f) Notwithstanding the foregoing, neither the Acquirer nor the Corporation or any other person shall be liable to any former holder of shares of any capital stock of the Corporation for any shares or any dividends or distributions with respect thereto properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) In the event any Certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen or destroyed, and the receipt by the Acquirer of appropriate and customary indemnification, the Acquirer will cause to be delivered in exchange for such lost, stolen or destroyed Certificate the shares of Acquirer Stock deliverable in respect thereof as determined in accordance with Section 1.3(a) above.

                  (h) If any certificate representing shares of Acquirer Stock is to be issued in a name other than that in which the Certificate surrendered and exchanged therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer (including, but not limited to, that the signature of the transferor shall be properly guaranteed by a commercial bank, trust company, member firm of a national or regional securities exchange or other eligible guarantor institution), and that the person requesting such exchange shall pay to the Acquirer in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Acquirer Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Acquirer that such tax has been paid or is not payable.

         1.4 Treatment of Outstanding Stock Options.

                  (a) At the Effective Time, each option to purchase shares of the Corporation's common stock, as set forth in Schedule 1.4 (each, a "Corporation Option" and collectively, the "Corporation Options"), which has been issued under the Corporation's 2001 Stock Option Plan (the "LDD Stock Option Plan") or has been otherwise issued pursuant to a separate agreement outside of the LDD Stock Option Plan, whether or not such option is then exercisable thereunder, shall cease to represent an option to purchase shares of the Corporation's common stock and shall be converted automatically into an option to purchase shares of Acquirer Stock, and the Acquirer shall assume each Corporation Option, in accordance with the terms of the LDD Stock Option Plan (as applicable) and the related stock option agreement executed by the Corporation and holder by which it is evidenced, including, without limitation, any such terms pertaining to the acceleration and vesting of the holder's exercise rights thereunder, except that from and after the Effective Time, (i) the Acquirer and its Board of Directors and/or any committee appointed by the Acquirer's Board of Directors shall be substituted for the Corporation and the Corporation's Board of Directors (including, if applicable, any committee appointed by such Board of Directors) administering the LDD Stock Option Plan (as applicable), (ii) each Corporation Option assumed by the Acquirer may be exercised solely for shares of Acquirer Stock, (iii) the number of shares of Acquirer Stock subject to such Corporation Option shall be equal to the number of the Corporation's common stock subject to such Corporation Option immediately prior to the Effective Time multiplied by the Conversion Ratio, provided that any fractional shares of Acquirer Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per-share exercise price under each such Corporation Option shall be adjusted by dividing the per-share exercise price under each such Corporation Option by the Conversion Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each Corporation Option which is an "incentive stock option" under the Code shall be adjusted as required by Section 424 of the Code and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code.

                  (b) In the event that any Corporation Option held by an employee who is not an LDD Holder at the Effective Time shall become void or is otherwise forfeited or cancelled under the LDD Stock Option Plan or any applicable agreement upon or following the termination of such employee's employment with the Acquirer at any time within twenty-four (24) months following the Closing Date, then the Acquirer's Board of Directors (or the committee thereof that is responsible for administering the LDD Stock Option Plan following the Effective Time) shall grant a new option or options under the LDD Stock Option Plan to purchase such number of shares of Acquirer Stock in the aggregate as such former employee had a right to purchase under the terms of such void or otherwise forfeited or cancelled option, such new option or options to be granted to such current employee or employees of the Acquirer who then hold(s) validly outstanding options previously granted under the LDD Stock Option Plan as may be reasonably recommended by Heffernan and Matteo. The terms of any such new option, including without limitation the vesting schedule and exercise price, shall be determined by the Acquirer's Board of Directors (or such applicable committee) and in accordance with the terms of the LDD Stock Option Plan.

                  (c) The Corporation and the Acquirer agree to take all necessary steps to effect the foregoing provisions of Sections 1.4(a) and 1.4(b) above.


         1.5 Earn-Out Consideration.

                  (a) The LDD Holders shall be entitled to earn additional cash consideration (collectively, the "Earn-out") in an aggregate amount of up to Three Hundred Forty-two Thousand Three Hundred Ninety-nine and 06/100 Dollars ($342,399.06) (the "Maximum Earn-out") in accordance with the terms and conditions of this Section 1.5 and subject to the prior repayment of the Remainder Debt to Heffernan and Matteo pursuant to Section 1.6(a) below and the Principal Shareholders' indemnification obligations contained in Article VIII below.

                  (b) Within thirty (30) calendar days after the end of each calendar quarter (i.e., the three (3) months ended March 31, June 30, September 30 and December 31 of each relevant calendar year) or portion thereof that is included within the thirty-six (36) month period beginning on the first calendar day following the Closing Date (the "Earn-out Periods" and each individually, an "Earn-out Period"), the Acquirer shall prepare an income statement reflecting solely the business and operations associated exclusively with the Corporation following the completion of the Merger independent of the remaining business and operations of the Acquirer (the "LDD Business") calculated in accordance with generally accepted accounting principles ("GAAP") for such Earn-out Period, and a related calculation of the Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of the LDD Business for such Earn-out Period, such calculation of EBITDA to be completed in accordance with GAAP and to reflect as closely as reasonably possible the EBITDA that would have been achieved by the Corporation during such Earn-out Period if the Merger had not occurred (each such income statement and EBITDA calculation are collectively referred to herein as the "Income Statement"). Promptly following the Acquirer's determination of such EBITDA for an Earn-out Period, the Acquirer shall deliver to Heffernan, as the representative duly authorized by, and acting on behalf of, the LDD Holders (or his successor(s) as duly elected by a majority in interest of the LDD Holders) (referred to in this capacity as the "LDD Representative"), the Income Statement, which shall include a statement of the total amount owed collectively to the LDD Holders, if any, based on the calculations set forth on Schedule 1.5(b) hereto (the "Earn-out Amount") (each Income Statement and each such accompanying statement of the Earn-out Amount, if any, are collectively referred to herein as the "Earn-out Notice").

                  (c) The LDD Representative shall have ten (10) business days from the date of his receipt of an Earn-out Notice to either (i) accept the calculations and conclusions made in the Earn-out Notice or (ii) give notice to the Acquirer in writing that the LDD Representative intends to dispute the amounts included in the Earn-out Notice, and such notice shall set forth in reasonable detail the disputed amount and the basis for such dispute. Any such dispute by the LDD Representative must be reasonable and made in good faith.

                  (d) If, within the 10-business day period provided for in
Section 1.5(c), the LDD Representative either affirmatively notifies the Acquirer that he accepts the calculations and conclusions made in the Earn-out Notice or does not otherwise give notice to the Acquirer in writing that he intends to dispute the amounts included in the Earn-out Notice, then within ten
(10) business days following the expiration of such ten-business day period provided for in Section 1.5(c) or, if earlier, the date of the Acquirer's receipt of such affirmative notice of the LDD Representative's acceptance of the calculations and conclusions made in the Earn-out Notice, the Acquirer shall pay the relevant Earn-out Amount, if any, to the LDD Holders.

                  (e) (i) If the LDD Representative notifies the Acquirer that he intends to dispute the amounts included in the Earn-out Notice in accordance with Section 1.5(c)(ii) above, then the Acquirer and the LDD Representative shall negotiate in good faith to resolve the dispute. If the Acquirer and the LDD Representative are unable to reach a resolution within ten
(10) business days after receipt by the Acquirer of the LDD Representative's written notice of dispute, then the Acquirer and the LDD Representative shall submit the matter to a mutually acceptable independent public accounting firm of international reputation (the "Independent Accounting Firm"), which shall, within thirty (30) calendar days after such submission, determine the Earn-out Amount, if any. The determination of the Earn-out Amount by the Independent Accounting Firm shall be final, non-appealable and binding on the parties hereto and, under the Non-Principal Shareholder's Letters, each other LDD Holder.

                           (ii) In the event that the Independent Accounting
Firm determines that the Earn-out Amount stated by the Acquirer under Section 1.5(b) is accurate and correct in all material respects, then (A) the LDD Holders shall pay all costs and expenses charged by the Independent Accounting Firm (the "Earn-out I.A.F. Fee") and (B) if an Earn-out Amount is due under such Earn-out Notice, within ten (10) business days of the parties' receipt of such report by the Independent Accounting Firm, the Acquirer shall pay such Earn-out Amount to the LDD Holders (which payment may be in an amount net of the Earn-out I.A.F. Fee otherwise due from the LDD Holders to the Independent Accounting Firm, if the Acquirer chooses in its sole discretion to pay directly to the Independent Accounting Firm the Earn-out I.A.F. Fee due from the LDD Holders).

                           (iii) In the event that the Independent Accounting
Firm determines that the Acquirer's calculations and conclusions made in the Earn-out Notice are inaccurate or misstated such that the Earn-out Notice includes no Earn-out Amount or otherwise references an Earn-out Amount lower than the accurate Earn-out Amount, then (A) the Acquirer shall pay the Earn-out I.A.F. Fee and (B) within ten (10) business days of the parties' receipt of such report by the Independent Accounting Firm, the Acquirer shall pay to the LDD Holders the Earn-out Amount determined by the Independent Accounting Firm.

                  (f) Notwithstanding any of the foregoing contained in this
Section 1.5, and subject to Section 1.6(a), in no event shall any Earn-out Amount for any one Earn-out Period exceed the aggregate amount of Thirty-seven Thousand Five Hundred Dollars ($37,500.00). All

Earn-out Amounts that may be paid to the LDD Holders hereunder shall be divided and allocated among the LDD Holders on the basis of their respective percentage ownership of the Shares immediately prior to the Effective Time, as set forth in
Schedule 1.3(a) (with respect to each LDD Holder, the "Earn-out Portion").

                  (g) In the event that the LDD Holders are not paid the Maximum Earn-out during the collective Earn-out Periods, the LDD Representative may elect to extend the period during which the Earn-out may be paid for an additional twelve (12) months by providing to the Acquirer a written notice of such election at least ninety (90) days prior to the third anniversary of the Closing Date.

         1.6 Repayment of Debt and Other Obligations.

                  (a) At the Effective Time, the Acquirer will assume the obligation of the Corporation for the repayment of the principal amount plus accrued interest (as calculated as of the Effective Time) of certain indebtedness owed by the Corporation to Heffernan, Matteo and Monica Hsu ("Hsu"), the principal and interest with respect to which totals (as of the Effective Time) Seven Hundred Seven Thousand Six Hundred and 94/100 Dollars ($707,600.94) (the "Debt"). The Debt, with respect to Heffernan, Matteo and Hsu, is set forth in Schedule 1.6. At the Effective Time, the Acquirer shall pay Six Hundred Thousand Dollars ($600,000) in the aggregate to Heffernan, Matteo and Hsu as repayment of the Debt, which payment shall be made on the basis of the individual amounts set forth in Schedule 1.6 (it being acknowledged and agreed to by the parties that the portion of the Debt owed to Hsu shall be paid in full at the Effective Time). After the Effective Time, the remaining amount of the Debt, totaling One Hundred Seven Thousand Six Hundred and 94/100 Dollars ($107,600.94) in the aggregate (the "Remainder Debt"), shall be payable by the Acquirer to Heffernan and Matteo at the end of each calendar quarter; provided, however, that in each calendar quarter during which the Remainder Debt is repaid the maximum payment of such debt shall be the Earn-out Amount (if any) calculated with respect to that calendar quarter under Section 1.5. The Remainder Debt shall be paid to Heffernan and Matteo, if at all in accordance with the terms hereof, on the basis of the following relative percentages: with respect to Heffernan, 77.507% or 0.77507 expressed as a decimal (the "Heffernan Proportion"), and with respect to Matteo, 22.493% or 0.22493 expressed as a decimal (the "Matteo Proportion"). The parties acknowledge and agree that payment (if any) of the Remainder Debt hereunder shall have the effect of delaying the commencement of the payment (if any) of Earn-out Amounts until the Remainder Debt is repaid in full. No additional interest on the Remainder Debt shall accrue or be paid with respect to any period following the Effective Time. The parties hereto acknowledge that payment of the Remainder Debt is dependent upon the performance of the LDD Business following the Effective Time and that therefore it is possible that the Remainder Debt may be repaid only in part or not at all.

                  (b) The parties acknowledge and agree that the Corporation is currently engaged in negotiating a settlement of claims between the Corporation and Hypnotic, Inc. ("Hypnotic"), which will be completed after the Closing Date. In connection with such settlement, Hypnotic will pay an aggregate amount of One Hundred Thousand Dollars ($100,000) (the "Hypnotic Settlement Payment") to Olshan Grundman Frome Rosenzweig &

Wolosky, LLP, as counsel to the Corporation in connection with the Corporation's negotiation and completion of such settlement ("OGFRW"). The Corporation has agreed with OGFRW that, upon OGFRW's receipt of the Hypnotic Settlement Payment, OGFRW shall retain a portion of the Hypnotic Settlement Payment as payment for prior services provided by OGFRW to the Corporation, including services provided in connection with such settlement and other services provided to the Corporation prior to the Effective Time, and shall remit the remaining portion of the Hypnotic Settlement Payment directly to the Acquirer. The Acquirer shall promptly pay to Heffernan and Matteo any amount remaining from the portion of the Hypnotic Settlement Payment received by the Acquirer from OGFRW after deducting (i) the amount of any state and federal taxes that the Acquirer shall be required to pay with respect to the Hypnotic Settlement Payment and (ii) the portion of the Hypnotic Settlement Payment that the Corporation and Hypnotic have agreed under the terms of such settlement constitutes payment by Hypnotic for future services to be provided to Hypnotic by the Corporation (any such remaining balance that may be paid to Heffernan and Matteo, the "Remaining Settlement Balance"). At the time of the Acquirer's payment to Heffernan and Matteo of the Remaining Settlement Balance, and if there is no Remaining Settlement Balance to be paid to Heffernan and Matteo after taking into account the deductions specified in the immediately preceding sentence, then promptly following any such determination by the Acquirer that there is no Remaining Settlement Balance, the Acquirer shall execute and deliver to each of Heffernan and Matteo a promissory note, in substantially the form included as Exhibit A hereto (each, a "Hypnotic Note" and together, the "Hypnotic Notes"), in consideration and in full satisfaction of certain additional indebtedness owed by the Corporation to Heffernan and Matteo at the Effective Time, under the terms of which the Acquirer shall agree to pay to Heffernan and Matteo, in four equal quarterly installments and without interest, an aggregate amount equal to the difference between the Remaining Settlement Balance, if any, and Eighty-five Thousand Dollars ($85,000); provided, however, that in no event shall the aggregate principal amount under both of the Hypnotic Notes combined exceed Sixty-five Thousand Dollars ($65,000). The allocation between Heffernan and Matteo of any aggregate amount to be paid by the Acquirer to Heffernan and Matteo under this Section 1.6(b), including without limitation pursuant to the Hypnotic Notes, shall be calculated on the basis of the Heffernan Proportion and the Matteo Proportion, respectively.

         1.7 Maximum Total Consideration. The parties acknowledge and agree that the total maximum consideration that may be paid by the Acquirer in connection with the Merger pursuant to the terms of this Agreement, including in connection with the conversion of the Shares into shares of Acquirer Stock pursuant to
Section 1.3 above, the Acquirer's assumption of the Corporation Options as options to acquire additional shares of Acquirer Stock in accordance with the terms thereof pursuant to Section 1.4 above, the payment of the Earn-out pursuant to Section 1.5 above, the repayment of the Debt and certain additional obligations of the Corporation pursuant to Section 1.6 above, the granting of the Acquirer Options pursuant to Section 1.11 below and the issuance of the Additional Acquirer Stock pursuant to Section 1.12 below, shall be (i) up to 4,142,500 shares of Acquirer Stock (of which not less than 2,636,806 shall be issued at the Effective Time upon the conversion of the Shares outstanding immediately prior to the Effective Time, up to 296,194 of which may be issued upon the exercise, if any, of Corporation Options after the Effective Time, up to 267,500 of which may be issued upon the exercise, if any, of the Acquirer Options after the Effective Time and up to 942,000 of which may be issued as Additional Acquirer Stock after the Effective Time), (ii) up to Three Hundred

Forty-two Thousand Three Hundred Ninety-nine and 06/100 Dollars ($342,399.06) in cash that may be paid as Earn-out following the Effective Time under Section 1.5, (iii) up to Seven Hundred Seven Thousand Six Hundred and 94/100 Dollars ($707,600.94) in cash as repayment of the Debt (of which Six Hundred Thousand Dollars ($600,000) shall be paid at the Effective Time and some or all of the Remainder Debt may be paid following the Effective Time as set forth in Section 1.6(a)), and (iv) the Remaining Settlement Balance, if any, together with an amount of up to Sixty-five Thousand Dollars ($65,000) under the Hypnotic Notes pursuant to Section 1.6(b).

         1.8 Tax-Free Reorganization. It is the intention of the parties hereto that the Merger shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. All aspects of the transactions contemplated by this Agreement shall be implemented in a manner consistent with this intent.

         1.9 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Edwards & Angell, LLP at 750 Lexington Avenue, New York, New York, or as otherwise mutually agreed upon by the parties. The Closing shall occur on the date of this Agreement or such other time as shall be mutually agreed upon by the parties (the "Closing Date").

         1.10 Other Agreements. At the Closing, (i) the Acquirer will enter into an employment agreement with each of Heffernan, Matteo, Robert Seeger and Brett Zucker (collectively, the "Corporation Executive Officers"), each such agreement to be substantially in the form included as Exhibit B hereto (collectively, the "Employment Agreements"), (ii) each LDD Holder who is not a Principal Shareholder will execute and deliver to the Acquirer a Non-Principal Shareholder's Letter in substantially the form included as Exhibit C hereto (collectively, the "Non-Principal Shareholder's Letters), and (iii) the Acquirer will enter into an accord and satisfaction with each of Heffernan and Matteo, under the terms of which each loan agreement, promissory note and any other instrument evidencing the Debt will be surrendered by the holders thereof and cancelled in consideration for the Acquirer's agreement to repay to Heffernan and Matteo the Remainder Debt in accordance with the terms and conditions of
Section 1.6 above, each such accord and satisfaction to be substantially in the form included as Exhibit D hereto (collectively, the "Remainder Debt Notes"). The Acquirer shall require each employee of the Corporation listed on Schedule
1.10 attached hereto (each, a "Key Employee") to enter into a nondisclosure and noncompete agreement in substantially the form included as Exhibit E hereto (collectively, the "Noncompetition Agreements") within a reasonable period of time following the Effective Time. The Principal Shareholders shall use their best efforts to cause each Key Employee to enter into a Noncompetition Agreement within such reasonable period of time.

         1.11 Additional Employee Stock Options. In addition to the Corporation Options that shall be assumed by Acquirer at the Effective Time and shall thereafter be options to purchase shares of Acquirer Stock pursuant to Section
1.4 above, the Acquirer hereby agrees that it shall grant additional options to purchase shares of Acquirer Stock (the "Acquirer Options") to certain employees of the Corporation, which employees and which number and nature of options are set forth in Schedule 1.11 hereto. The Acquirer Options shall be granted under the Acquirer's 2000

Stock Option Plan, and shall be granted in each case for the number of shares and on such other terms, including without limitation vesting schedules, as indicated on Schedule 1.11. The Corporation shall take all necessary actions to complete the granting of the Acquirer Options within thirty (30) calendar days after the Closing Date. Acquirer shall take all actions reasonably necessary to assure that at all times there are sufficient authorized shares of Acquirer Stock to enable the exercise of all options to purchase Acquirer Stock that are issued and effective (whether or not immediately exercisable) after the Effective Time and after the date of the granting of the Acquirer Options.

         1.12 Post-closing Performance of LDD Business.

                  (a) As set forth in this Section 1.12, depending upon the financial performance of the LDD Business for the calendar year ending on December 31, 2002 (including that portion of the year from and including January 1, 2002 through and including the Closing Date), the Principal Shareholders may be entitled to receive additional shares of Acquirer Stock, up to a maximum number in the aggregate of 942,000 additional shares (the "Additional Acquirer Stock"), or may be required to transfer some or all of the Pledged Shares (as such term is defined in Section 8.9 below) back to the Acquirer for no additional consideration to any of the Principal Shareholders.

                  (b) Within ninety (90) calendar days after the end of the calendar year ending on December 31, 2002, the Acquirer shall prepare an income statement reflecting solely the LDD Business, independent of the remaining business and operations of the Acquirer, calculated in accordance with GAAP for such calendar year, and a related calculation of the EBITDA of the LDD Business for such calendar year, such calculation of EBITDA to be completed in accordance with GAAP and to reflect as closely as reasonably possible the EBITDA that would have been achieved by the Corporation during such calendar year if the Merger had not occurred (such income statement and EBITDA calculation are collectively referred to herein as the "2002 Income Statement"). Promptly following the Acquirer's completion of the 2002 Income Statement, the Acquirer shall deliver the 2002 Income Statement, together with an accompanying calculation of the required number of Pledged Shares, if any, to be transferred back to the Acquirer pursuant to Section 1.12(c) below or the required number of shares of Additional Acquirer Stock, if any, to be issued and delivered to the Principal Shareholders pursuant to Section 1.12(d) below, as the case may be (the 2002 Income Statement and such accompanying calculation referred to herein as the "2002 Performance Notice"), to the LDD Representative.

                  (c) If the 2002 Income Statement shows gross revenue of less than $2,700,000.00 for the LLD Business for the calendar year ended December 31, 2002, then a number of the Pledged Shares shall be transferred from the Principal Shareholders back to the Acquirer, such number of shares to equal the product of (i) the difference between $2,700,000.00 and the actual dollar amount of the gross revenue of the LDD Business shown on the 2002 Income Statement and
(ii) 1.4752, rounded to the nearest whole share, up to a maximum number of shares equal to the total number of Pledged Shares then held by the Acquirer pursuant to Section 8.9 below. In the event that the Principal Shareholders are required to transfer any of the Pledged Shares back to the Acquirer under this
Section 1.12(c), the number of Pledged Shares to be so transferred by each Principal Shareholder shall be determined on the basis of the relative percentage ownership of the Shares among the Principal Shareholders as set forth in Schedule 8.5(d) hereto. In no event shall any Principal Shareholder receive any additional consideration from the Acquirer or otherwise for any Pledged Shares that are required to be transferred back to the Acquirer in accordance with this Section 1.12(c).

                  (d) If the 2002 Income Statement shows both gross revenue of greater than $2,700,000.00 and EBITDA of $100,000.00 or more for the LDD Business for the calendar year ended December 31, 2002, then the Acquirer shall issue and deliver to the Principal Shareholders shares of the Additional Acquirer Stock, for no additional consideration on the part of any of the Principal Shareholders, as follows: (i) for gross revenue greater than $2,700,000.00 and less than or equal to $3,000,000.00, the Acquirer shall issue and deliver an aggregate number of shares of Additional Acquirer Stock, rounded to the nearest whole share, equal to the product of (A) the difference between the actual dollar amount of the gross revenue of the LDD Business shown on the 2002 Income Statement and $2,700,000.00 and (B) 1.4733 (such that a maximum number of 442,000 shares of Additional Acquirer Stock in the aggregate shall be issued and delivered to the Principal Shareholders if the gross revenue of the LDD Business shown on the 2002 Income Statement equals $3,000,000.00); and (ii) for gross revenue greater than $3,000,000.00, the Acquirer shall issue and deliver, in addition to the shares required in accordance with the foregoing clause (i), an aggregate number of shares of Additional Acquirer Stock equal to the product of (A) the difference between the actual dollar amount of the gross revenue of the LDD Business shown on the 2002 Income Statement and $3,000,000.00 and (B) 1.00, up to a maximum number of 500,000 additional shares (such that a maximum number of 942,000 shares of Additional Acquirer Stock in the aggregate shall be issued and delivered to the Principal Shareholders if the gross revenue of the LDD Business shown on the 2002 Income Statement is equal to or greater than $3,500,000.00). In the event that the Principal Shareholders are entitled to receive shares of Additional Acquirer Stock under this Section 1.12(d), the number of shares of Additional Acquirer Stock to be issued and delivered by the Acquirer to each Principal Shareholder shall be determined on the basis of the relative percentage ownership of the Shares among the Principal Shareholders as set forth in Schedule 8.5(d) hereto.

                  (e) The LDD Representative shall have ten (10) business days from the date of his receipt of the 2002 Performance Notice to either (i) accept the calculations and conclusions made in the 2002 Performance Notice or (ii) give notice to the Acquirer in writing that the LDD Representative intends to dispute the amounts included in the 2002 Performance Notice, and such notice shall set forth in reasonable detail the disputed amount and the basis for such dispute. Any such dispute by the LDD Representative must be reasonable and made in good faith.

                  (f) If, within the 10-business day period provided for in
Section 1.12(e), the LDD Representative either affirmatively notifies the Acquirer that he accepts the calculations and conclusions made in the 2002 Performance Notice or does not otherwise give notice to the Acquirer in writing that he intends to dispute the amounts included in the 2002 Performance Notice, then within ten (10) business days following the expiration of such ten-business day period provided for in Section 1.12(e) or, if earlier, the date of the Acquirer's receipt of such affirmative notice of the LDD Representative's acceptance of the calculations and conclusions made in the 2002 Performance Notice, the required number of Pledged Shares, if any, shall be transferred back to the Acquirer or the required number of shares of Additional Acquirer Stock, if any, shall be issued and delivered to the Principal Shareholders, as the case may be.

                  (g) (i) If the LDD Representative notifies the Acquirer that he intends to dispute the amounts included in the 2002 Performance Notice in accordance with Section 1.12(e)(ii) above, then the Acquirer and the LDD Representative shall negotiate in good faith to resolve the dispute. If the Acquirer and the LDD Representative are unable to reach a resolution within ten
(10) business days after receipt by the Acquirer of the LDD Representative's written notice of dispute, then the Acquirer and the LDD Representative shall submit the matter to the Independent Accounting Firm, which shall, within thirty
(30) calendar days after such submission, determine the gross revenue and EBITDA of the LDD Business for the calendar year ended December 31, 2002 and the required number of Pledged Shares, if any, to be transferred back to the Acquirer or the required number of shares of Additional Acquirer Stock, if any, to be issued and delivered to the Principal Shareholders, as the case may be. The determinations made by the Independent Accounting Firm with respect to the 2002 Performance Notice shall be final, non-appealable and binding on the parties hereto.

                  (ii) In the event that the Independent Accounting Firm determines that the calculations and conclusions made by the Acquirer in the 2002 Performance Notice were accurate and correct in all material respects, then
(A) the Principal Shareholders shall pay all costs and expenses charged by the Independent Accounting Firm (the "2002 Performance I.A.F. Fee") and (B) within ten (10) business days of the parties' receipt of such report by the Independent Accounting Firm, the required number of Pledged Shares, if any, shall be transferred back to the Acquirer or the required number of shares of Additional Acquirer Stock, if any, shall be issued and delivered to the Principal Shareholders, as the case may be (which required number of Pledged Shares or shares of Additional Acquirer Stock, as the case may be, may be appropriately adjusted to reflect the amount of the 2002 Performance I.A.F. Fee otherwise due from the Principal Shareholders to the Independent Accounting Firm, if the Acquirer chooses in its sole discretion to pay directly to the Independent Accounting Firm the Performance I.A.F. Fee due from the Principal Shareholders).

                  (iii) In the event that the Independent Accounting Firm determines that the Acquirer's calculations and conclusions made in the 2002 Performance Notice were inaccurate or misstated such that the purportedly required number of Pledged Shares, if any, to be transferred back to the Acquirer or the purportedly required number of shares of Additional Acquirer Stock, if any, to be issued and delivered to the Principal Shareholders, as the case may be, reflected in the 2002 Performance Notice as prepared and delivered by the Acquirer were incorrect, then (A) the Acquirer shall pay the 2002 Performance I.A.F. Fee and (B) within ten (10) business days of the parties' receipt of such report by the Independent Accounting Firm, the required number of Pledged Shares, if any, as determined by the Independent Accounting Firm, shall be transferred back to the Acquirer or the required number of shares of Additional Acquirer Stock, if any, as determined by the Independent Accounting Firm, shall be issued and delivered to the Principal Shareholders, as the case may be.

         1.13 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Corporation acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or to otherwise carry out the purpose and intent of this Agreement, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of the Corporation or the Acquirer or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Corporation or the Acquirer or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out the purpose and intent of this Agreement.


                                   ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND THE PRINCIPAL SHAREHOLDERS
--------------------------------------------------------------------------------

         In order to induce the Acquirer to enter into this transaction, the Corporation and each Principal Shareholder makes the following representations and warranties.

         2.1 Ownership of Shares. Each Principal Shareholder has valid title to and owns beneficially and of record all of the Shares set forth opposite his name on Schedule 1.3(a) attached hereto, and has good and marketable title to such Shares, free and clear of any and all restrictive legends, options, liens, claims, pledges, voting trusts and agreements, security interests, charges and other restrictions or encumbrances of any kind. The Corporation and each such Principal Shareholder has the absolute and unconditional right, power, authority and capacity to execute and perform this Agreement and any of the Transaction Documents (as such term is defined below) to which it is a party and to consummate the transactions contemplated hereby and thereby. Neither the Corporation nor any such Principal Shareholder has granted any option, other than, in the case of the Corporation, the Corporation Options, or other commitment or is otherwise a party to or bound by any agreement obligating the Corporation or any such Principal Shareholder to sell, pledge or otherwise grant any interest in the Shares to any person or entity, except the Acquirer.

         2.2 Organization and Corporate Power. LDD is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to carry on its business as presently conducted. LDD is duly licensed or qualified to do business as a foreign corporation in each jurisdiction set forth on Schedule 2.2 attached hereto and there is no other jurisdiction wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the Corporation. For purposes of this Agreement, the term "material adverse effect", when used with respect to any entity, means a material adverse effect upon the operations, results of operations, financial condition, assets, properties or business of such entity, taken as a whole.

         2.3 Authorization.

                  (a) The Corporation. The Corporation has the right, power and legal capacity and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Corporation of this Agreement and any other agreement or instrument executed by the Corporation in connection herewith (collectively, the "Transaction Documents"), and the consummation of the transactions contemplated herein or therein. This Agreement is, and to the extent that the Corporation is a party thereto, each of the Transaction Documents is, a valid and binding obligation of the Corporation enforceable in accordance with its respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance or other laws affecting creditors' rights generally and to the application of general equitable principles.

                  (b) Principal Shareholders. The Transaction Documents shall include all documents executed and delivered at the Closing to which the Principal Shareholders (or any of them) are parties. This Agreement and each of the Transaction Documents to which the Principal Shareholders are a party have been duly executed and delivered by each Principal Shareholder and constitute the valid and binding obligations of each Principal Shareholder enforceable against each Principal Shareholder in accordance with its respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance or other laws affecting creditors' rights generally and to the application of general equitable principles.

         2.4 No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby by the Corporation and the Principal Shareholders do not and will not violate, conflict with, result in a breach of or constitute a default under (or which with notice or lapse of time, or both, would constitute a breach of or default under), or result in the creation of any lien, security interest or other encumbrance under (a) any note, agreement, contract, license, instrument, lease or other obligation to which the Corporation or the Principal Shareholders are a party or by which the Corporation or the Principal Shareholders are bound and for which the Corporation or the Principal Shareholders have not previously obtained a written waiver of such breach or default, which waiver has been delivered to the Acquirer, (b) any judgment, order, decree, ruling or injunction known and applicable to the Corporation or the Principal Shareholders, (c) any statute, law, regulation or rule of any governmental agency or authority, or (d) the Corporation's Certificate of Incorporation or Bylaws. Neither the Corporation nor any Principal Shareholder has any reason to believe that the execution, delivery or performance of this Agreement or any of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby, will cause the Corporation to lose the benefit of any right or privilege it presently enjoys. This Agreement and the transactions contemplated hereby, including without limitation the Merger, have been unanimously approved by the Corporation's Board of Directors and unanimously approved by all holders of the Shares and do not require any further corporate action or authorization, and are not and will not be subject to any right of first refusal, put, call or similar right.

         2.5 Government Approvals. No consent, approval, license or authorization, governmental or otherwise, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Principal Shareholders or the Corporation in connection with the execution, delivery and performance of this Agreement, any of the Transaction Documents and any other agreements or instruments executed by the Corporation or the Principal Shareholders in connection herewith or therewith, other than the filing of the Certificate of Merger with the Secretaries of State of the State of Delaware and the State of New York.

         2.6 Authorized and Outstanding Stock. Before giving effect to the transactions to be consummated at the Effective Time, the authorized capital stock of the Corporation consists of 10,000,000 shares of common stock, par value $0.001 per share ("Common Stock"), of which 3,139,620 shares are validly issued and outstanding and held of record and owned beneficially as set forth in
Schedule 1.3(a) attached hereto. The Shares are all of the issued and outstanding shares of capital stock of the Corporation, and the Shares are duly and validly authorized, validly issued and fully paid and non-assessable and free from any restrictions on transfer, except for restrictions imposed by federal or state securities or "blue-sky" laws. The Common Stock is the only class of capital stock authorized by the Corporation. Except as set forth in
Schedule 2.6, there are no outstanding warrants, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands of any character relating to the capital stock or other securities of the Corporation, other than the Corporation Options. All of the Corporation Options and their terms, including the identity of the holders thereof, the number of shares of Common Stock that may be issued by the Corporation upon the exercise thereof, and the extent to which such options are presently exercisable, are disclosed in Schedule 1.4 attached hereto. There are no voting agreements, voting trusts, registration rights, rights of first refusal, preemptive rights, buy-sell agreements, co-sale rights, or other restrictions applicable to any capital stock or other securities of the Corporation. All issued and outstanding shares of capital stock of the Corporation were issued (i) in transactions complying with or exempt from the registration provisions of the Securities Act of 1933, as amended (the "Act"), and (ii) in compliance with or in transactions exempt from the registration provisions of applicable state securities or "blue-sky" laws.

         2.7 Subsidiaries. Except as set forth on Schedule 2.7, the Corporation does not have, and at no time during its existence has it had, any subsidiaries. Except as set forth in Schedule 2.7, the Corporation does not have any investment or other interest in, or any outstanding loan or advance to or from, any person or entity, including, without limitation, any officer, director or shareholder. "Subsidiary" of an entity means a corporation or other business entity in which such entity owns, directly or indirectly, at least a 50% interest or that is otherwise, directly or indirectly, controlled by such entity.

         2.8 Financial Information/Accounts Payable/Projections. Schedule 2.8 sets forth a full and complete list of the Corporation's accounts payable as of December 31, 2001. The Corporation has previously delivered to the Acquirer the audited balance sheets of the Corporation at both December 31, 1998 and December 31, 1999 and the related statements of earnings for the years ending December 31, 1998, and December 31, 1999 (the "Audited Financial Statements"). In addition, the Corporation has previously delivered to the Acquirer the unaudited balance sheet of the Corporation at December 31, 2001, and the related statements of earnings for the twelve (12) months ended December 31, 2001 (the "Unaudited Financial Statements"). The Unaudited Financial Statements present fairly, in all material respects, the financial condition and results of operations of the Corporation in accordance with GAAP applied on a basis consistent with prior periods. Except as set forth in Schedule 2.9, the Unaudited Financial Statements do not contain footnotes and are subject to normal year-end adjustments, which adjustments are neither individually nor in the aggregate material. The Corporation has no liability, contingent or otherwise, which is not adequately reflected in or reserved against in the Unaudited Financial Statements (subject to normal year-end adjustments) that could materially and adversely affect the financial condition of the Corporation. Except as set forth in the Unaudited Financial Statements or
Schedule 2.9, since December 31, 2001 (i) there has been no change in the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations, affairs or prospects of the Corporation except for changes in the ordinary course of business which, in the aggregate, would not have a material adverse effect, and (ii) none of the business, property, assets, liabilities, condition (financial or otherwise), operations, result of operations, affairs or prospects of the Corporation have been materially adversely affected by any occurrence or development, in the aggregate, whether or not insured against. Set forth in Schedule 2.8 are projections of the future performance of the LDD Business for the three (3) month period ending March 31, 2002, including monthly income, net profits, cash flows and future "pipeline" sales forecasts for such period (the "Projections"). The Projections have been prepared in good faith and are based on what the Corporation and its management believe to be a reasonable assessment of the future performance of the LDD Business. All material assumptions used in the preparation of the Projections are set forth in the footnotes or narrative thereto.

         2.9 Events Subsequent to the Date of the Financial Statements. Except as set forth on Schedule 2.9, or in the Unaudited Financial Statements, since December 31, 2001, the Corporation has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any material liability (absolute, accrued or contingent), except liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Unaudited Financial Statements and incurred in the ordinary course of business, (iv) declared or made any payment, other than ordinary payments of compensation in amounts consistent with the historic levels, or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any material debt or claim, except in the ordinary course of business, (vii) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, except pursuant to license or other agreements entered into in the ordinary course of business, (viii) suffered any material loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation, (x) made any material change in the manner of business or operations of the

Corporation, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby, or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

         2.10 Litigation. Except as otherwise set forth on Schedule 2.10, there is no litigation or governmental proceeding or investigation, pending or threatened, against the Corporation or affecting any of the Corporation's properties or assets, or against any officer, key employee, shareholder or former shareholder of the Corporation in his capacity as such, nor has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted. Except as set forth on Schedule 2.10, each incident or proceeding described on Schedule
2.10 is fully covered by insurance. Neither the Corporation nor any officer, key employee or shareholder of the Corporation in his capacity as such is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency.

         2.11 Compliance with Laws and Other Instruments. The Corporation is in compliance with all of the provisions of this Agreement, its Certificate of Incorporation and Bylaws, and in all material respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, statute and regulation by which it is bound or to which its properties are subject.

         2.12 Taxes. The Corporation has filed all federal, state, local and foreign tax returns (including statements of estimated taxes owed) required to be filed within the applicable periods for such filings, such filings are complete and accurate in all material respects, and the Corporation has paid all taxes required to be paid, and has established adequate accrual reserves (net of estimated tax payments already made) for the payment of all taxes payable in respect to the period subsequent to the last periods covered by such returns. Except as set forth on Schedule 2.12, no deficiencies for any tax are currently assessed against the Corporation, and no tax returns of the Corporation have been audited during the last three (3) years, and, to the best knowledge of the Corporation and the Principal Shareholders, there is no such audit pending or contemplated or any reasonable basis for the assessment of additional tax against the Corporation. There is no tax lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of the Corporation. For the purposes of this Agreement, the term "tax" shall include all federal, state and local taxes, including income, franchise, property, sales, use, withholding, payroll and employment taxes and all deposits required to be made by each party hereto with the Internal Revenue Service on account of such party's election to utilize a fiscal year end.

         2.13 Real Property.

                  (a) Schedule 2.13 sets forth the addresses and uses of all real property that the Corporation owns, leases or subleases, and any lien or encumbrance on any such owned real property or the Corporation's leasehold interest therein, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, the lease term and the rental obligations of the lessee thereunder.

                  (b) Except as set forth on Schedule 2.13, to the best knowledge of the Corporation and the Principal Shareholders, there is no material violation of any law, regulation or ordinance (including without limitation laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to any real property owned by the Corporation.

                  (c) There are no defaults by the Corporation under any existing leases, subleases or other contractual obligations pertaining to real property that the Corporation owns, leases or subleases, and to the best knowledge of the Corporation and the Principal Shareholders, by any other party, which might curtail in any material respect the present use of the Corporation's property listed on Schedule 2.13.

         2.14 Environmental Matters.

                  (a) Except as set forth on Schedule 2.14, to the best knowledge of the Corporation and the Principal Shareholders, the Corporation:
(1) has not caused any releases of any Hazardous Substance (as such term is defined in Subsection 2.14(b), below) anywhere which requires remediation or clean-up pursuant to any applicable Environmental Law (as such term is defined in Subsection 2.14(c), below), and (2) has not disposed of Hazardous Substances anywhere except in compliance in all material respects with applicable Environmental Laws, and (3) has not received any notice from any governmental authority of any violation of any Environmental Law. The Corporation has not conducted or engaged in any operation or activity involving the use, storage or disposal of any Hazardous Substance except as authorized by and fully in accordance with applicable Environmental Laws. There is no pending or, to the Corporation's or the Principal Shareholders' best knowledge, threatened, lawsuit, action, claim or proceeding by any third party alleging or asserting that the Corporation has violated or is about to violate any applicable Environmental Law.

                  (b) "Hazardous Substances" means and shall include any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substance as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss. 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Laws.

                  (c) "Environmental Law" means and shall include any judgment, decree, order, law, license, permit, rule or regulation pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any applicable state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

         2.15 Personal Property/Capital Equipment. Schedule 2.15 sets forth a full and complete list of all personal property, including capital equipment, owned or leased by the Corporation. Except as set forth on Schedule 2.15, and except for property sold or otherwise disposed of in the ordinary course of business, the Corporation has good and marketable title, free and clear of any lien, charge, restriction or encumbrance, to all of such personal property. All material items of such personal property used in the operation of the business of the Corporation are in good operating condition, normal wear and tear excepted.

         2.16 Patents, Trademarks, etc Set forth on Schedule 2.16 is a list of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, domain names, technology, customer lists, proprietary processes and registered copyrights, and all applications for such that are in the process of being prepared, owned by or registered in the name of the Corporation, or of which the Corporation is a licensor or licensee or in which the Corporation has any right, and in each case a brief description of the nature of such right. The Corporation owns or possesses adequate licenses or other rights to use all the items set forth on Schedule 2.16, manufacturing processes, formulae, trade secrets, source and object code, algorithms, inventions, development tools and all documentation and media constituting, describing or relating to the above and all know how (collectively, the "Intellectual Property") necessary to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best knowledge of the Corporation and the Principal Shareholders, threatened to the effect that the operations of the Corporation, its products or services, infringe, or have infringed, upon or conflict with the asserted rights of any other person or entity under any Intellectual Property, and there is no known basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best knowledge of the Corporation and the Principal Shareholders, threatened to the effect that any such Intellectual Property owned or licensed by the Corporation, or which the Corporation otherwise has the right to use, is invalid or unenforceable by the Corporation, and there is no known basis for any such claim (whether or not pending or threatened). Except in the ordinary course of business, the Corporation has not granted or assigned to any other person or entity any right to manufacture, assemble or sell the products or proposed products or to provide the services or proposed services of the Corporation. No current or former stockholder, employee, officer or director of the Corporation has (directly or indirectly) any right, title or interest in any of the rights described on
Schedule 2.16 other than such right which such person or entity may enjoy as a stockholder of the Corporation.

         2.17 Agreements of Directors, Officers, Employees and Consultants. No current or former director, officer or employee of or consultant to the Corporation is in violation of any term of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the conduct of any such current or former director, officer, employee, or consultant or otherwise relating to the use of trade secrets or proprietary information of others by any such person. Schedule 2.17 hereto sets forth the name and address of each person currently serving as an officer or a director of the Corporation, and each person listed on Schedule
2.17 was duly elected and is presently serving as such officer or director. Set forth on Schedule 2.17 is a list of all current or former employees and consultants of the Corporation who have (i) executed a non-disclosure agreement with the Corporation or (ii) executed a non-competition agreement with the Corporation. Except as disclosed in Schedule 2.17, since December 31, 2001, the Corporation has not paid or become committed to pay any bonus or similar additional compensation to any officer, director or employee of the Corporation.

         2.18 Governmental Licenses. The Corporation has all the material permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the Corporation to conduct its business as presently conducted. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents.

         2.19 List of Material Contracts and Commitments. Schedule 2.19 sets forth a complete and accurate list of all material contracts to which the Corporation is a party or by or to which any of its assets or properties is bound or subject. As used in this Section 2.19, the phrase "material contract" means and includes every material agreement or material understanding of any kind, written or oral, which is legally enforceable by or against the Corporation, and specifically includes without limitation (a) contracts and other agreements with any current or former officer, director, employee, consultant or shareholder or any partnership, corporation, joint venture or any other entity in which any such person or entity has an interest; (b) agreements with any labor union or association representing any employee; (c) contracts and other agreements for the provision of services other than by employees of the Corporation which entail a reasonably foreseeable financial consequence to any contracting party of at least Twenty-five Thousand Dollars ($25,000); (d) bonds or other security agreements provided by any party in connection with the business of the Corporation; (e) contracts and other agreements for the sale of any of the assets or properties of the Corporation other than in the ordinary course of business or for the grant to any person or entity of any preferential rights to purchase any of said assets or properties; (f) joint venture agreements relating to the assets, properties or business of the Corporation or by or to which any of its assets or properties are bound or subject; (g) contracts or other agreements under which the Corporation agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (h) any contracts or other agreements with regard to any indebtedness of the Corporation; or (i) any other contract or other agreement whether or not made in the ordinary course of business and involving a reasonably foreseeable financial consequence to any contracting party of at least Twenty-five Thousand Dollars ($25,000). The Corporation has delivered to the Acquirer true, correct and complete copies of all such contracts, together with all modifications and supplements thereto. Except as set forth on Schedule 2.19, each of the contracts listed on Schedule 2.19 is in full force and effect. The Corporation is not in breach of any of the material provisions of any such contract, nor, to the best knowledge of the Corporation and the Principal Shareholders, is any other party to any such contract in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default of a material provision thereunder, except for any such breach or default that individually and in the aggregate would not have a material adverse effect to the business of the Corporation. The Corporation has performed in all material respects all obligations required to be performed by it under each such contract as of the Effective Time.

         2.20 Accounts Receivable. Schedule 2.20 sets forth a full and complete list of the Corporation's accounts receivable and accounts receivable reserve as of December 31, 2001. Except as set forth in Schedule 2.20, all accounts and notes receivable reflected on the

Corporation's balance sheets provided to the Acquirer, and all accounts and notes receivable arising subsequent to the date of such balance sheets, have arisen in the ordinary course of business and represent valid obligations owing to the Corporation. To the best knowledge of the Corporation and the Principal Shareholders, none of the Corporation's receivables is subject to any claim of offset, recoupment, setoff or counterclaim and neither the Corporation nor any Principal Shareholder has knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables are contingent upon the performance by the Corporation of any obligation or contract other than normal warranty repair and replacement. No person has any lien on any such receivables and no agreement for deduction or discount has been made with respect to any such receivables. Except as set forth in Schedule 2.20, to the best knowledge of the Corporation and the Principal Shareholders, all of the Corporation's accounts and notes receivable reflected on the Corporation's balance sheets provided to the Acquirer and all accounts and notes receivable arising subsequent to the date of such balance sheets are collectible in full by the Corporation in the ordinary course of business.

         2.21 Securities Acts. The Corporation and the Principal Shareholders have materially complied with all applicable federal or state securities laws in connection with the transactions contemplated by this Agreement. Neither the Principal Shareholders nor, to the Corporation's and the Principal Shareholders' best knowledge, anyone acting on their behalf has offered any of the Shares, or similar securities, or solicited any offer to purchase any of such securities, so as to bring this transaction within the scope of the registration provisions of the Act.

         2.22 Insurance Coverage. Schedule 2.22 hereto contains an accurate summary of the insurance policies currently maintained by the Corporation. Except as described on Schedule 2.22, there are currently no claims pending against the Corporation pursuant to any insurance policy currently in effect and covering the property, the business or the employees of the Corporation. All such policies (a) are in full force and effect and (b) are sufficient for compliance by the Corporation with all requirements of all agreements to which the Corporation is a party. All premiums due and payable under all such policies have been timely paid and the Corporation is not in default in any material respect with respect to its obligations pursuant to any of such insurance policies and has not received any notification of cancellation of any such insurance policies.

         2.23 Employee Matters. Except as set forth on Schedule 2.23:

                  (a) The Corporation has in effect no employment agreements or consulting agreements.

                  (b) The Corporation has no deferred compensation, pension or retirement agreement or arrangement, bonus, incentive or profit-sharing plan or arrangement, termination, severance, stock option, stock appreciation right, restricted stock, post-retirement benefits or other fringe benefits plan or arrangement, or labor or collective bargaining agreement, written or oral, providing benefits to any present or former employee or director of the Corporation or any Subsidiary or any ERISA Affiliate or any beneficiary or dependent thereof that is or has been maintained, administered or contributed to by the Corporation or any ERISA Affiliate at any time or for which any of them has any obligation or liability (collectively the "Seller Benefit Plans" and each a "Seller Plan").

                  (c) Neither the Corporation nor the Principal Shareholders have any knowledge that any of the officers, other key employees, directors or any significant number of employees of the Corporation presently intends to terminate his, her or their employment, whether before or after the Effective Time.

                  (d) The Corporation is in compliance in all material respects with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours.

                  (e) The Corporation is in compliance in all material respects with the terms of all plans, programs and agreements listed on Schedule 2.23, and each such plan, program or agreement is in compliance in all material respects with all of the requirements and provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (f) No Seller Benefit Plan is (i) a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA, (ii) a plan subject to Title IV of ERISA, or (iii) subject to the minimum funding rules of Section 302 of ERISA or Section 412 of the Code, and neither the Corporation or any Subsidiary nor any ERISA Affiliate has ever contributed to, sponsored or maintained or ever been obligated to sponsor, maintain or contribute to, any such plan.

                  (g) The Corporation does not maintain or contribute to any plan that provides health benefits to an employee or beneficiary thereof after the employee's termination of employment or retirement, except as required under
Section 4980B of the Code or ERISA or applicable state law.

                  (h) There are no investigations by any governmental authority, termination proceedings or other claims (except for claims for benefits payable in the normal operation of the Seller Benefit Plan), suits or proceedings pending, or to the Corporation's or Principal Shareholder's knowledge, threatened or anticipated, against or involving any Seller Benefit Plan, any employer who is participating (or has participated) in any Seller Benefit Plan or any fiduciary (as defined in Section 3(21) of ERISA) or asserting any rights or claims to benefits under Seller Benefit Plan.

                  (i) No liability currently exists and no event has occurred and no condition exists, which could subject the Corporation, directly or indirectly (through an indemnification agreement or otherwise) to any liability, including, without limitation, breach of fiduciary duty under Title I of ERISA or any liability under Title IV of ERISA (including, but not limited to, Section 409 or 502(i) of ERISA) or Section 4971, 4975, 4976, 4977, 4979 or 4980B of the
Code.

                  (j) With respect to each plan listed on Schedule 2.23, all required filings, including all filings required to be made with the United States Department of Labor and Internal Revenue Service, have been timely filed.

                  (k) Neither the execution and delivery of this Agreement nor the consummation of the Merger will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from the Corporation or any subsidiary,
(ii) materially increase any benefits otherwise payable under any Seller Benefit Plan or (iii) accelerate the time of payment or vesting, or increase the amount of, any compensation due to any employee.

                  (l) No Seller Benefit Plan will, individually or in the aggregate, give rise to the payment by the Corporation, solely as a result of the transactions contemplated by this Agreement, to any current or former employee or director of the Corporation or any Subsidiary of any amount that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (m) All expenses and liabilities relating to all Seller Benefit Plans have been, and will be on the Effective Time, fully and properly accrued on the Corporation's books and records and disclosed in the Corporation's financial statements in accordance with GAAP, consistent with the Corporation's past practices.

                  (n) All contributions required to be made to each Seller Benefit Plan have been made as and when required by the terms of the applicable Seller Benefit Plan.

                  (o) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Seller Benefit Plans for plan years ending on or before the Effective Time.

         2.24 Suppliers and Customers. Except as set forth in Schedule 2.24:

                  (a) The relationships of the Corporation with its significant suppliers and customers are good commercial working relationships and no significant supplier or customer of the Corporation has canceled or otherwise terminated, or to the Corporation's and the Principal Shareholders' best knowledge, threatened to cancel or otherwise to terminate its relationship with the Corporation, or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials for use by the Corporation or its usage or purchase of the services or products of the Corporation except for normal cyclical changes related to customers' businesses and except for changes which have not had a material adverse effect on the Corporation.

                  (b) No supplier or customer has notified the Corporation that it intends to cancel or otherwise substantially modify its relationship with the Corporation or to decrease materially or limit its services, supplies or materials to the Corporation, or its usage or purchase of the services of the Corporation, and, to the best knowledge of the Corporation and the Principal Shareholders, the consummation of the transactions contemplated hereby will not materially adversely affect the relationship of the Acquirer with any such supplier or customer.

         2.25 No Brokers or Finders. No person or entity has or will have, as a result of the actions of the Corporation or any Principal Shareholder, any right, interest or claim against or upon the Corporation or the Acquirer for any commission, fee or other compensation as a finder or broker arising from the transactions contemplated by this Agreement.

         2.26 Transactions with Insiders. Except as set forth on Schedule 2.26, there are no loans, leases or other contracts between the Corporation and any officer or director of the Corporation, or any person or entity owning five percent (5%) or more of the total number of Shares, or any respective family member or affiliate of any such officer, director or shareholder.

         2.27 Assumptions, Guarantees. Except as set forth on Schedule 2.27, the Corporation has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other person or entity, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         2.28 Bank Accounts, Signing Authority, Powers of Attorney. Except as set forth on Schedule 2.28, the Corporation has no account or safe deposit box in any bank and no person or entity has any power, whether singly or jointly, to sign any checks on behalf of the Corporation, to withdraw any money or other property from any bank, brokerage or other account of the Corporation, or to act pursuant to any power of attorney granted by the Corporation at any time for any purpose.

         2.29 Corporate Books. The books and records of the Corporation made available to the Acquirer for inspection include copies of its Certificate of Incorporation and Bylaws as currently in effect and accurately record therein in all material respects all actions, proceedings, consents and meetings of the Board of Directors and shareholders of the Corporation and any committees thereof. The books and records of the Corporation have been, and are being, maintained in accordance with any applicable legal and regulatory requirements and reflect only actual transactions.

         2.30 SIMPLE IRA Plan. The Corporation has taken all necessary actions required to authorize the termination of the Corporation's SIMPLE IRA Plan, subject to the consummation of the Merger, including without limitation the adoption of appropriate Board of Directors' resolutions, the preparation of appropriate notices to plan participants (to be delivered to such participants promptly following the Effective Time) and the sending of an appropriate notice to the plan sponsor, and the Corporation has funded, or made adequate reserves for, the full amounts of the employer contributions that are required under the terms of said plan to be paid by the Corporation with respect to the year ended December 31, 2001 and the period from and including January 1, 2002 through and including the Closing Date.

                                   ARTICLE III

         REPRESENTATIONS, COVENANTS AND RIGHTS OF PRINCIPAL SHAREHOLDERS
         ---------------------------------------------------------------

         3.1 Principal Shareholders' Representations. Each Principal Shareholder represents that his present intention is to acquire the shares of Acquirer Stock to be issued thereto in connection with the Merger for his own account and that such shares of Acquirer Stock are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof. Each Principal Shareholder represents that he has had an opportunity to ask questions of and receive answers from the authorized representatives of the Acquirer and to review any relevant documents and records concerning the business of the Acquirer and the terms and conditions of this investment and that any such questions have been answered to each Principal Shareholder's full satisfaction. Each Principal Shareholder acknowledges that it has been called to his attention that this investment involves a high degree of risk and that the Acquirer is in a start up stage and has limited operating history. Each Principal Shareholder acknowledges that he can bear the economic risks of his investment in the Acquirer Stock and that he has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of this investment in the Acquirer Stock and protecting his own interests in connection with this investment. Except as set forth on Schedule 3.1 attached hereto, each Principal Shareholder hereby represents and warrants to the Acquirer that he is an "accredited investor" as such term is defined under
Section 501(a) of Regulation D promulgated under the Act. Each Principal Shareholder understands and acknowledges that no federal or state agency has passed upon or made any recommendation or endorsement with respect to the shares of Acquirer Stock being sold to each Principal Shareholder herein. Each Principal Shareholder understands that the shares of Acquirer Stock to be issued in connection with the Merger have not been registered under the Act and that such shares must be held indefinitely unless a subsequent disposition thereof is permitted under the Act or is exempt from such registration. Each Principal Shareholder further represents that he understands and agrees that until transferred as herein provided, or transferred pursuant to the provisions of Rule 144, all certificates evidencing the shares of Acquirer Stock to be issued in connection with the Merger, whether upon initial issuance or upon transfer thereof, shall bear a legend (and the Acquirer will make a notation on its transfer books to such effect) prominently stamped or printed thereon reading substantially as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

         3.2 Agreements Required in a Public Offering. Each Principal Shareholder agrees that upon request by any underwriter managing a public offering of shares of Acquirer Stock, such Principal Shareholder will agree to any lockup or other provisions affecting the transferability of the shares of Acquirer Stock owned by the Principal Shareholder, which are usual and customary and generally imposed on other similarly situated holders of shares of the Acquirer, taking into account the number and class of shares and the relationship of each Principal Shareholder to the Acquirer, and will provide such underwriter and its counsel with such information with respect to the Principal Shareholder as is reasonably required to carry out such public offering.

         3.3 Registration Rights. If, at any time after the Closing Date, the Acquirer plans or intends to file a registration statement with the Securities and Exchange Commission with respect to any of the shares of Acquirer Stock held by Thomas L. Massie ("Massie"), the Acquirer shall include under any such registration statement, with respect to each LDD Holder who so requests, an amount of shares of Acquirer Stock that is of the same proportion to the number of shares of Massie's Acquirer Stock being registered as the total number of shares of Acquirer Stock held by such LDD Holder is to the total number of shares of Acquirer Stock held by Massie. This Section 3.3 shall be of no further force or effect upon the completion of an IPO.

         3.4 Tag-Along Rights. If, at any time after the Closing Date, Massie shall intend or negotiate to sell any of his shares of Acquirer Stock, other than in connection with a Permitted Transfer (as defined below), then each LDD Holder who so requests shall have the right to include in such sale an amount of shares of Acquirer Stock that is of the same proportion to the number of shares of Massie's Acquirer Stock being sold as the total number of shares of Acquirer Stock held by such LDD Holder is to the total number of shares of Acquirer Stock held by Massie at the same time and under the same terms as such sale by Massie. This Section 3.4 shall be of no further force or effect upon the completion of an IPO. A "Permitted Transfer" as described herein with respect to any holder of shares of Acquirer Stock is any transfer made to an immediate family member of such holder or to a trust or other estate-planning vehicle established by or for the benefit of such holder and/or members of such holder's immediate family. The term "immediate family" as used herein shall have the meaning ascribed thereto in paragraph (e) of Rule 16a-1 of the Securities and Exchange Commission.

         3.5 Survival. The obligations of the parties under this Article III shall survive and continue in effect following the Effective Time in accordance with the terms thereof.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER
                 ----------------------------------------------

         References to the "Acquirer" in this Article IV shall mean the Acquirer and the sole subsidiary thereof, as set forth in Schedule 4.8 hereto (the "Sub"), except where the context reasonably contemplates a reference solely to the Acquirer, on its own.

         4.1 Organization and Qualification. The Acquirer is a corporation duly organized, validly existing and in corporate good standing in the State of Delaware. The Acquirer is duly qualified to do business and is in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, except where the failure to be so qualified will not have a material adverse effect on the Acquirer. The Sub is a corporation duly organized, validly existing and in corporate good standing in the Commonwealth of Massachusetts.

         4.2 Authority. This Agreement has been duly authorized, executed and delivered by the Acquirer and constitutes a legal, valid and binding obligation of the Acquirer, enforceable against it in accordance with its terms. The Acquirer has the right, power and authority to enter into this Agreement and to carry out the terms and provisions of this Agreement, and to enter into and carry out the terms of all agreements and instruments required to be delivered by the Acquirer by the terms of this Agreement, without obtaining the consent of any third parties or authorities. This Agreement and the transactions contemplated hereby have been unanimously approved by the Board of Directors of the Acquirer and approved by the holders of not less than a majority of the outstanding shares of capital stock of the Acquirer entitled to vote thereon and no additional corporate action or authorization is required by the Acquirer in connection with the consummation of the transactions contemplated by this Agreement.

         4.3 No Conflicts. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, and compliance with the provisions hereof, will not: (a) violate, conflict with or result in a breach of any provision or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Acquirer, or (ii) any contract or agreement to which the Acquirer is a party or to which the assets or business of the Acquirer may be subject; or (b) violate any judgment, ruling, order, writ, injunction, award, decree, statute, law, ordinance, code, rule or regulation of any court or foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the assets, properties or business of the Acquirer.

         4.4 Government Approvals. No consent, approval, license or authorization, governmental or otherwise, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Acquirer in connection with the execution, delivery and performance of this Agreement and any other agreements or instruments executed by the Acquirer in connection herewith or therewith, other than the filing of the Certificate of Merger with the Secretaries of State of the State of Delaware and the State of New York.

         4.5 Litigation. There are no outstanding judgments, rulings, orders, writs, injunctions, awards or decrees of any court or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority or arbitral tribunal against or involving the Acquirer, and the Acquirer is not a party to, or, to its knowledge, threatened with, any litigation or judicial, governmental, regulatory, administrative or arbitration proceeding which, (a) if decided adversely, could have a material adverse effect on the business of the Acquirer or (b) relate to the transactions contemplated by this Agreement.

         4.6 Authorized and Outstanding Stock. Before giving effect to the transactions to be consummated at the Effective Time or the sale of Acquirer Stock contemplated by Section 4.7 below, the authorized capital stock of the Acquirer consists of 15,000,000 shares of common stock, par value $.001 per share, of which 4,890,000 shares are validly issued and outstanding. There are no outstanding warrants, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands of any character relating to the capital stock or other securities of the Acquirer, except that the Acquirer has granted options to purchase up to 725,000 shares of Acquirer Stock to various employees and directors of the Acquirer and the Acquirer has granted a warrant to the broker assisting on the current private placement referenced in
Section 4.7 below to purchase a number of shares of Acquirer Stock equal to ten percent (10%) of the total number of shares of Acquirer Stock sold and issued in such private placement. There are no voting trusts or voting agreements with respect to any shares of Acquirer Stock. The authorized capital stock of the Sub consists of 200,000 shares of common stock, of which 100 shares are validly issued and outstanding. The Acquirer is the sole owner of all capital stock of the Sub. There are no outstanding warrants, options, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands of any character relating to the capital stock or other securities of the Sub. There are no voting trusts or voting agreements with respect to any shares of the Sub.

         4.7 Private Placement. The Acquirer currently is engaging in a private placement of common stock to raise up to One Million Five Hundred Thousand Dollars ($1,500,000), for which it will issue shares of its common stock at a purchase price of $1.00 per share. Only "accredited investors" (as defined under the Act) are being solicited to invest in the Acquirer pursuant to such private placement. Acquirer has made available to the Corporation a true and correct copy of the offering-related documentation provided to offerees under such private placement, as well as documentation by which investors have made investments or have made commitments to invest. As of the date of this Agreement, in connection with such private placement, the Acquirer has received investments totaling, and/or has received written commitments to make investments totaling, at least One Million Dollars ($1,000,000). This private placement is being conducted pursuant to Rule 506 under Regulation D promulgated under the Act.

         4.8 Subsidiaries. Except as set forth on Schedule 4.8, the Acquirer does not have, and at no time during its existence has it had, any Subsidiaries. Except as set forth in Schedule 4.8, the Acquirer does not have any investment or other interest in, or any outstanding loan or advance to or from, any person or entity, including, without limitation, any officer, director or shareholder.

         4.9 Financial Information/Accounts Payable. Schedule 4.9 sets forth a full and complete list of the Corporation's accounts payable as of December 31, 2001. The Acquirer has previously delivered the audited balance sheets of the Acquirer as of December 31, 2000 and the related statements of earnings for the year ending December 31, 2000, as well as the unaudited balance sheet of the Acquirer at December 31, 2001, and the related statements of earnings for the twelve (12) month period ending December 31, 2001 (collectively, the "Acquirer Financial Statements"). The Acquirer Financial Statements present fairly, in all material respects, the financial condition and results of operations of the Acquirer in accordance with GAAP applied on a basis consistent with prior periods, if any. The Acquirer Financial Statements at and for the year ended December 31, 2001 do not contain footnotes and are subject to normal year-end adjustments, which adjustments are neither individually nor in the aggregate material. The Acquirer has no liability, contingent or otherwise, which is not adequately reflected in or reserved against in the Acquirer Financial Statements (subject to normal year-end adjustments) that could materially and adversely affect the financial condition of the Acquirer. Except as set forth in the Acquirer Financial Statements or Schedule 4.10, since December 31, 2001 (i) there has been no change in the business, property, assets, liabilities, condition (financial or otherwise), operations, results of operations, affairs or prospects of the Acquirer except for changes in the ordinary course of business which, in the aggregate, would not have a material adverse effect, and
(ii) none of the business, property, assets, liabilities, condition (financial or otherwise), operations, result of operations, affairs or prospects of the Acquirer have been materially adversely affected by any occurrence or development, in the aggregate, whether or not insured against.

         4.10 Events Subsequent to the Date of the Financial Statements. Except as set forth on Schedule 4.10, or in the Acquirer Financial Statements, since December 31, 2001, the Acquirer has not (i) issued any stock, bond or other corporate security, (ii) borrowed any amount or incurred or become subject to any material liability (absolute, accrued or contingent), except liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Acquirer Financial Statements and incurred in the ordinary course of business, (iv) declared or made any payment, other than ordinary payments of compensation in amounts consistent with the historic levels, or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any material debt or claim, except in the ordinary course of business, (vii) sold, assigned, transferred or granted any license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset, except pursuant to license or other agreements entered into in the ordinary course of business, (viii) suffered any material loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation, (x) made any material change in the manner of business or operations of the Acquirer, (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby, or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

         4.11 Compliance with Laws and Other Instruments. The Acquirer is in compliance with all of the provisions of this Agreement, its Certificate of Incorporation and Bylaws, and in all material respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, statute and regulation by which it is bound or to which its properties are subject.

         4.12 Taxes. The Acquirer has filed all federal, state, local and foreign tax returns (including statements of estimated taxes owed) required to be filed within the applicable periods for such filings, such filings are complete and accurate in all material respects, and the Acquirer has paid all taxes required to be paid, and has established adequate accrual reserves (net of estimated tax payments already made) for the payment of all taxes payable in respect to the period subsequent to the last periods covered by such returns. Except as set forth on Schedule 4.12, no deficiencies for any tax are currently assessed against the Acquirer, and no tax returns of the Acquirer have been audited during the last two (2) years, and, to the best knowledge of the Acquirer, there is no such audit pending or contemplated or any reasonable basis for the assessment of additional tax against the Corporation. There is no tax lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of the Acquirer.

         4.13 Real Property.

                  (a) Schedule 4.13 sets forth the addresses and uses of all real property that the Acquirer owns, leases or subleases, and any lien or encumbrance on any such owned real property or the Acquirer's leasehold interest therein, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, the lease term and the rental obligations of the lessee thereunder.

                  (b) Except as set forth on Schedule 4.13, to the best knowledge of the Acquirer, there is no material violation of any law, regulation or ordinance (including without limitation laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to any real property owned by the Acquirer.

                  (c) There are no defaults under any existing leases, subleases or other contractual obligations pertaining to real property that the Acquirer owns, leases or subleases, and to the best knowledge of the Acquirer, by any other party, which might curtail in any material respect the present use of the Acquirer's property listed on Schedule 4.13.

         4.14     Environmental Matters.

                  (a) Except as set forth on Schedule 4.14, to the best knowledge of the Acquirer, the Acquirer: (1) has not caused any releases of any Hazardous Substance anywhere which requires remediation or clean-up pursuant to any applicable Environmental Law, and (2) has not disposed of Hazardous Substances anywhere except in compliance in all material respects with applicable Environmental Laws, and (3) has not received any notice from any governmental authority of any violation of any Environmental Law. The Acquirer has not conducted or engaged in any operation or activity involving the use, storage or disposal of any Hazardous Substance except as authorized by and fully in accordance with applicable Environmental Laws. There is no pending or, to the Acquirer's best knowledge, threatened, lawsuit, action, claim or proceeding by any third party alleging or asserting that the has violated or is about to violate any applicable Environmental Law.

         4.15 Personal Property/Capital Equipment. Schedule 4.15 sets forth a full and complete list of all personal property, including capital equipment, owned or leased by the Acquirer. Except as set forth on Schedule 4.15, and except for property sold or otherwise disposed of in the ordinary course of business, Acquirer has good and marketable title, free and clear of any lien, charge, restriction or encumbrance, to all of such personal property. All material items of such personal property used in the operation of the business of the Acquirer are in good operating condition, normal wear and tear excepted.

         4.16 Patents, Trademarks, etc. Set forth on Schedule 4.16 is a list of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, domain names, technology, customer lists, proprietary processes and registered copyrights, and all applications for such that are in the process of being prepared, owned by or registered in the name of the Acquirer, or of which the Acquirer is a licensor or licensee or in which the Acquirer has any right, and in each case a brief description of the nature of such right. The Acquirer owns or possesses adequate Intellectual Property necessary to conduct its business as conducted and as proposed to be conducted, and no claim is pending or, to the best knowledge of the Acquirer, threatened to the effect that the operations of the Acquirer, its products or services, infringe, or have infringed, upon or conflict with the asserted rights of any other person or entity under any Intellectual Property, and there is no known basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best knowledge of the Acquirer, threatened to the effect that any such Intellectual Property owned or licensed by the Acquirer, or which the Acquirer otherwise has the right to use, is invalid or unenforceable by the Acquirer, and there is no known basis for any such claim (whether or not pending or threatened). Except in the ordinary course of business, the Acquirer has not granted or assigned to any other person or entity any right to manufacture, assemble or sell the products or proposed products or to provide the services or proposed services of the Acquirer. No current or former stockholder, employee, officer or director of the Acquirer has (directly or indirectly) any right, title or interest in any of the rights described on Schedule 4.16 other than such right which such person or entity may enjoy as a stockholder of the Acquirer.

         4.17 Agreements of Directors, Officers, Employees and Consultants. No current or former director, officer or employee of or consultant to the Acquirer is in violation of any term of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the conduct of any such current or former director, officer, employee, or consultant or otherwise relating to the use of trade secrets or proprietary information of others by any such person. Schedule 4.17 hereto sets forth the name and address of each person currently serving as an officer or a director of the Acquirer, and each person listed on Schedule 4.17 was duly elected and is presently serving as such officer or director. Set forth on Schedule 4.17 is a list of all current or former employees and consultants of the Acquirer who have (i) executed a non-disclosure agreement with the Acquirer or (ii) executed a non-competition agreement with the Acquirer. Except as disclosed in Schedule 4.17, since December 31, 2001, the Acquirer has not paid or become committed to pay any bonus or similar additional compensation to any officer, director or employee of the Acquirer.

         4.18 Governmental Licenses. The Acquirer has all the material permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the v to conduct its business as presently conducted. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated by this Agreement.

         4.19 Securities Acts. The Acquirer has complied with all applicable federal or state securities laws in connection with the transactions contemplated by this Agreement. Neither the Acquirer nor anyone acting on its behalf has offered any of its shares, or similar securities, or solicited any offer to purchase any of such securities, so as to bring this transaction within the scope of the registration provisions of the Act.

         4.20 Insurance Coverage. Schedule 4.20 hereto contains an accurate summary of the insurance policies currently maintained by the Acquirer. Except as described on Schedule 4.20, there are currently no claims pending against the Acquirer pursuant to any insurance policy currently in effect and covering the property, the business or the employees of the Acquirer. All such policies (a) are in full force and effect and (b) are sufficient for compliance by the Acquirer with all requirements of all agreements to which the Acquirer is a party. All premiums due and payable under all such policies have been timely paid and the Acquirer is not in default in any material respect with respect to its obligations pursuant to any of such insurance policies and has not received any notification of cancellation of any such insurance policies.

         4.21 Employee Matters. Except as set forth on Schedule 4.21:

                  (a) The Acquirer has in effect no employment or consulting agreements.

                  (b) The Acquirer has no deferred compensation, pension or retirement agreement or arrangement, bonus, incentive or profit-sharing plan or arrangement, termination, severance, stock option, stock appreciation right, restricted stock, post-retirement benefits or other fringe benefits plan or arrangement, or labor or collective bargaining agreement, written or oral, providing benefits to any present or former employee or director of the Acquirer or any Subsidiary or any ERISA Affiliate or any beneficiary or dependent thereof that is or has been maintained, administered or contributed to by the Acquirer or any ERISA Affiliate at any time or for which any of them has any obligation or liability (collectively the "Buyer Benefit Plans" and each a "Buyer Plan").

                  (c) The Acquirer has no knowledge that any of the officers, other key employees, directors or any significant number of employees of the Acquirer presently intends to terminate his, her or their employment, whether before or after the Effective Time.

                  (d) The Acquirer is in compliance in all material respects with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours.

                  (e) The Acquirer is in compliance in all material respects with the terms of all plans, programs and agreements listed on Schedule 4.21, and each such plan, program or agreement is in compliance in all material respects with all of the requirements and provisions of ERISA.

                  (f) No Buyer Benefit Plan is (i) a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA, (ii) a plan subject to Title IV of ERISA, or (iii) subject to the minimum funding rules of Section 302 of ERISA or Section 412 of the Code, and neither the Acquirer or any Subsidiary nor any ERISA Affiliate has ever contributed to, sponsored or maintained or ever been obligated to sponsor, maintain or contribute to, any such plan.

                  (g) The Acquirer does not maintain or contribute to any plan that provides health benefits to an employee or beneficiary thereof after the employee's termination of employment or retirement, except as required under
Section 4980B of the Code or ERISA or applicable state law.

                  (h) There are no investigations by any governmental authority, termination proceedings or other claims (except for claims for benefits payable in the normal operation of the Buyer Benefit Plan), suits or proceedings pending, or to the Acquirer's knowledge, threatened or anticipated, against or involving any Buyer Benefit Plan, any employer who is participating (or has participated) in any Buyer Benefit Plan or any fiduciary (as defined in Section 3(21) of ERISA) or asserting any rights or claims to benefits under Buyer Benefit Plan.

                  (i) No liability currently exists and no event has occurred and no condition exists, which could subject the Acquirer, directly or indirectly (through an indemnification agreement or otherwise) to any liability, including, without limitation, breach of fiduciary duty under Title I of ERISA or any liability under Title IV of ERISA (including, but not limited to, Section 409 or 502(i) of ERISA) or Section 4971, 4975, 4976, 4977, 4979 or 4980B of the
Code.

                  (j) With respect to each plan listed on Schedule 4.21, all required filings, including all filings required to be made with the United States Department of Labor and Internal Revenue Service, have been timely filed.

                  (k) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from the Acquirer or any Subsidiary, (ii) materially increase any benefits otherwise payable under any Buyer Benefit Plan or (iii) accelerate the time of payment or vesting, or increase the amount of, any compensation due to any employee.

                  (l) No Buyer Benefit Plan will, individually or in the aggregate, give rise to the payment by the Acquirer, solely as a result of the transactions contemplated by this Agreement, to any current or former employee or director of the Acquirer or any Subsidiary of any amount that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (m) All expenses and liabilities relating to all Buyer Benefit Plans have been, and will be on the Effective Time, fully and properly accrued on the Acquirer`s books and records and disclosed in the Acquirer's financial statements in accordance with GAAP, consistent with the Acquirer's past practices.

                  (n) All contributions required to be made to each Buyer Benefit Plan have been made as and when required by the terms of the applicable Buyer Benefit Plan.

                  (o) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Buyer Benefit Plans for plan years ending on or before the Effective Time.

         4.22 Suppliers and Customers. Except as set forth in Schedule 4.22:

                  (a) The relationships of the Acquirer with its significant suppliers and customers are good commercial working relationships and no significant supplier or customer of the Acquirer has canceled or otherwise terminated, or to the Acquirer's best knowledge, threatened to cancel or otherwise to terminate its relationship with the Acquirer, or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials for use by the Acquirer or its usage or purchase of the services or products of the Acquirer except for normal cyclical changes related to customers' businesses and except for changes which have not had a material adverse effect on the Acquirer.

                  (b) No supplier or customer has notified the Acquirer that it intends to cancel or otherwise substantially modify its relationship with the Acquirer or to decrease materially or limit its services, supplies or materials to the Acquirer, or its usage or purchase of the services of the Acquirer, and, to the best knowledge of the Acquirer, the consummation of the transactions contemplated hereby will not materially adversely affect the relationship of the Acquirer with any such supplier or customer.

         4.23 No Brokers or Finders. No person or entity has or will have, as a result of the actions of the Acquirer, any right, interest or claim against or upon the Principal Shareholders, the Corporation or the Acquirer for any commission, fee or other compensation as a finder or broker arising from the transactions contemplated by this Agreement.

         4.24 Transactions with Insiders. Except as set forth on Schedule 4.24, there are no loans, leases or other contracts between the Acquirer and any officer or director of the Acquirer, or any person or entity owning five percent (5%) or more of the total number of shares of the Acquirer or any respective family member or affiliate of any such officer, director or shareholder.

         4.25 Assumptions, Guarantees. Except as set forth on Schedule 4.25, the Acquirer has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other person or entity, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         4.26 Bank Accounts, Signing Authority, Powers of Attorney. Except as set forth on Schedule 2.26, the Acquirer has no account or safe deposit box in any bank and no person or entity has any power, whether singly or jointly, to sign any checks on behalf of the Acquirer, to withdraw any money or other property from any bank, brokerage or other account of the Acquirer, or to act pursuant to any power of attorney granted by the Acquirer at any time for any purpose.

         4.27 Corporate Books. The books and records of the Acquirer made available to the Corporation and the Principal Shareholders for inspection include copies of its Certificate of Incorporation and Bylaws as currently in effect and accurately record therein in all material respects all actions, proceedings, consents and meetings of the Board of Directors and shareholders of the Acquirer and any committees thereof. The books and records of the Acquirer have been, and are being, maintained in accordance with any applicable legal and regulatory requirements and reflect only actual transactions.

                                    ARTICLE V

                          CONDITIONS TO THE OBLIGATIONS
                         OF THE ACQUIRER AT THE CLOSING
                         ------------------------------

         The obligation of the Acquirer to consummate the Merger is subject to the fulfillment, or the waiver by the Acquirer, of each of the following conditions on or before the Effective Time:

         5.1 Accuracy of Representations and Warranties. The representations and warranties of the Corporation and the Principal Shareholders contained in
Article II shall be true and correct on and as of the Closing Date in all material respects.

         5.2 Performance. The Corporation and the Principal Shareholders shall have performed and complied with all agreements and conditions contained herein and required to be performed or complied with by the Corporation and/or the Principal Shareholders prior to or at the Effective Time.

         5.3 Opinion of Counsel. The Acquirer shall have received an opinion, in form and substance reasonably satisfactory to the Acquirer and its counsel, from Williams, Mullen, Clark & Dobbins, P.C., counsel for the Corporation and the Principal Shareholders, dated as of the Closing Date and addressed to the Acquirer, as to (i) the due organization, valid existence and good standing of the Corporation, (ii) the due authority of the Corporation and the Principal Shareholders to execute and deliver this Agreement and any Transaction Documents to which they are a party and to consummate the transactions contemplated hereby and thereby and (iii) the capital structure of the Corporation, including without limitation the number and class of all authorized shares of capital stock of the Corporation and, to the knowledge of such counsel, the number and class of all issued and outstanding shares of capital stock of the Corporation and, to the knowledge of such counsel, the maximum number and class of shares of capital stock that may be required to be issued by the Corporation under the terms of any outstanding warrants, options, commitments or other agreements of the Corporation. With respect to the opinions contemplated by clause (i) above, counsel may rely on certificates of governmental agencies. With respect to the opinions contemplated by clauses (ii) and (iii), however, counsel must base its opinions on its actual review of the appropriate corporate books and records and any other relevant documents.

         5.4 No Litigation. There shall be no action, suit, investigation or proceeding pending, or to the best knowledge of the Corporation and the Principal Shareholders, threatened, which seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement or any Transaction Document or which challenges the validity of, or seeks to recover damages or to obtain other relief in connection with the transactions contemplated by such agreements.

         5.5 Certificate as to Officers' Incumbency and Corporate Authorization. The Corporation shall have delivered to the Acquirer a certificate, dated the Closing Date, certifying as to the incumbency of the Corporation's principal officers and the adoption and continuing effect of the Corporation's Board of Directors' and stockholders' actions required to authorize the Corporation's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         5.6 Other Agreements. The following agreements, instruments and/or documents shall have been executed and delivered by the parties thereto:

                  (i) The Employment Agreements between each Corporation Executive Officer and the Acquirer;

                  (ii) The Non-Principal Shareholder's Letters between each LDD Holder other than a Principal Shareholder and the Acquirer; and

                  (iii) The Remainder Debt Notes between each of Heffernan and Matteo and the Acquirer.

         5.7 Stock Pledge Agreement and Pledged Shares. The Principal Shareholders shall have executed and delivered the Stock Pledge Agreement and delivered the Pledged Shares (as such terms are defined in Section 8.9 below) to the Acquirer.

         5.8 SIMPLE IRA Plan. The Corporation's Board of Directors shall have taken all necessary actions required to authorize the termination of the Corporation's SIMPLE IRA Plan, including without limitation the adoption of appropriate Board of Directors' resolutions, the preparation of appropriate notices to plan participants (to be delivered to such participants promptly following the Effective Time) and the sending of an appropriate notice to the plan sponsor, and the Corporation shall have funded, or made adequate reserves for, the full amounts of the employer contributions required under the terms of said plan to be paid by the Corporation with respect to the year ended December 31, 2001 and the period from and including January 1, 2002 through and including the Closing Date.

         5.9 Third Party Consents. All notices, consents, waivers, approvals or other actions of third parties required to be obtained or otherwise made by the Corporation in connection with the consummation of the Merger with respect to any contracts, agreements, commitments or other obligations to which the Corporation is a party or by which the Corporation's property or assets are bound or affected, including without limitation with respect to the Corporation's office lease obligations, shall have been obtained or otherwise made by the Corporation and shall be in full force and effect.

         5.10 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Acquirer and its counsel, and the Acquirer and its counsel shall have received all such originals or certified or other copies of such additional documents, records or certificates as they may reasonably request to establish the fulfillment of all of the conditions to the obligation of the Acquirer to consummate the Merger on or prior to the Closing Date.


                                   ARTICLE VI

                CONDITIONS TO THE OBLIGATIONS OF THE CORPORATION
                ------------------------------------------------

         The obligations of the Corporation to consummate the Merger are subject to the fulfillment, or waiver by the Corporation, of each of the following conditions on or before the Effective Time:

         6.1 Accuracy of Representations and Warranties. The representations and warranties of the Acquirer contained in Article IV shall be true and correct on and as of the Closing Date in all material respects.

         6.2 Performance. The Acquirer shall have performed and complied with all agreements and conditions contained herein to be performed or complied with by the Acquirer prior to or at the Effective Time.

         6.3 Opinion of Counsel. The Corporation and the Principal Shareholders shall have received an opinion, in form and substance reasonably satisfactory to the Corporation and the Principal Shareholder and their counsel, from Edwards & Angell, LLP, counsel for the Acquirer, dated as of the Closing Date and addressed to the Corporation and the Principal Shareholders, as to (i) the due organization, valid existence and good standing of the Acquirer, (ii) the due authority of the Acquirer to execute and deliver this Agreement and any Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby and (iii) the capital structure of the Acquirer, including without limitation the number and class of all authorized shares of capital stock of the Acquirer and, to the knowledge of such counsel, the number and class of all issued and outstanding shares of capital stock of the Acquirer and, to the knowledge of such counsel, the maximum number and class of shares of capital stock that may be required to be issued by the Acquirer under the terms of any outstanding warrants, options, commitments or other agreements of the Corporation. With respect to the opinion contemplated by clause (i) above, counsel may rely on certificates of governmental agencies. With respect to the opinions contemplated by clauses (ii) and (iii), however, counsel must base its opinions on its actual review of the appropriate corporate books and records and any other relevant documents.

         6.4 No Litigation. There shall be no action, suit, investigation or proceeding pending, or to the knowledge of the Acquirer threatened, which seeks to restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement or which challenges the validity of, or seeks to recover damages or to obtain other relief in connection with the transactions contemplated by such agreements.

         6.5 Other Agreements. The following agreements, instruments and/or documents shall have been executed and delivered by the parties thereto:

                  (i) The Employment Agreements between each Corporation Executive Officer and the Acquirer; and

                  (ii) The Remainder Debt Notes between each of Heffernan and Matteo and the Acquirer.

         6.6 Certificate as to Officers' Incumbency and Corporate Authorization. The Acquirer shall have delivered to the Corporation and the Principal Shareholders a certificate, dated the Closing Date, certifying as to the incumbency of the Acquirer's principal officers and the adoption and continuing effect of the Acquirer's Board of Directors' and stockholders' actions required to authorize the Acquirer's execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         6.7 Stock Certificates. The Acquirer shall have delivered to the LDD Representative, acting on behalf of all of the Corporation's stockholders, the certificates representing the shares of Acquirer Stock that shall have been issued upon the conversion and exchange of the Shares outstanding immediately prior to the Effective Time pursuant to the terms of the Merger.

         6.8 Repayment of Debt. The Acquirer shall have paid to Heffernan, Matteo and Hsu Six Hundred Thousand Dollars ($600,000) in the aggregate as set forth in Schedule 1.6.

         6.9 Board of Directors. Heffernan and Matteo shall have been duly elected to the Board of Directors of the Acquirer.

         6.10 Private Placement. The Acquirer shall have closed on an aggregate investment of at least One Million Dollars ($1,000,000) in connection with the private placement described in Section 4.7 above.

         6.11 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Corporation, the Principal Shareholder and their counsel, and the Corporation and the Principal Shareholder and their counsel shall have received all such originals or certified or other copies of such additional documents, records or certificates as they may reasonably request to establish the fulfillment of all of the conditions to the obligation of the Corporation to consummate the Merger on or prior to the Closing Date.


                                   ARTICLE VII

                                     LICENSE
                                     -------

         The Corporation and the Principal Shareholders hereby represent and warrant to the Acquirer that Heffernan, personally, owns all rights under, title to, and interest in the domain names set forth in Schedule 7.0 hereto (the "LDD Domain Names"), free and clear of any liens, encumbrances, charges, rights or claims of any other parties. For a period of eighteen (18) months after the Closing Date, Heffernan hereby grants to the Acquirer an exclusive, nontransferable, nonsublicensable, royalty-free, irrevocable right to use the LDD Domain Names. After the Closing Date and during the term of this license grant, Heffernan shall pay all annual maintenance, registration, filing and/or other fees in connection with the LDD Domain Names. Heffernan shall have the right, but shall not be obligated, to prosecute at his own expense any infringements on the use of the LDD Domain Names and, in furtherance of such right, the Acquirer hereby agrees that Heffernan may join the Acquirer as a party plaintiff in any infringement suit, without expense to the Acquirer. The total cost of any infringement action commenced or defended solely by Heffernan shall be borne by Heffernan and Heffernan shall keep any recovery or damages for past infringement derived therefrom. The obligations of the Acquirer and Heffernan under this Article VII shall survive and continue in effect following the Effective Time. The aforementioned license shall expire on the date eighteen
(18) months after the Closing Date.

                                  ARTICLE VIII

                      GENERAL RELEASE AND INDEMNIFICATIONS
                      ------------------------------------

         8.1 Principal Shareholders' Releases. Except for the obligations of the Corporation with respect to the Debt and such other specified obligations as provided in Section 1.6 above, the Principal Shareholders, effective at the Effective Time, hereby release and discharge the Corporation from and against any and all claims, demands and liabilities which they may have against the Corporation immediately prior to the Effective Time, and specifically agree to indemnify, defend and hold the Corporation harmless, jointly and severally, against any and all obligations, debts, bills, liabilities, causes of action and claims of every nature of the Principal Shareholders against the Corporation which accrue or have arisen prior to the Effective Time.

         8.2 Principal Shareholders' Indemnification. Subject to the limitations set forth in Section 8.5 below, the Principal Shareholders agree to indemnify and hold harmless the Acquirer and its respective officers, directors, agents and employees to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, damages, judgments, amounts paid in settlement and reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) (hereinafter collectively referred to as a "Loss" or "Losses") suffered or incurred by the Acquirer to the extent relating to or arising out of (a) any inaccuracy in or breach, violation or nonobservance of the representations, warranties, covenants or other agreements made by the Corporation or the Principal Shareholders herein or failure of any certificate, document or instrument delivered by or on behalf of the Corporation or the Principal Shareholders pursuant hereto or in connection herewith to be true and correct as of the Effective Time, (b) any of the matters specifically set forth in Schedule 2.10, or (c) any of the obligations of Heffernan and Matteo under Section 1.6(b).

         8.3 Acquirer's Indemnification. Subject to the limitations set forth in
Section 8.5 below, the Acquirer agrees to indemnify and hold harmless the Principal Shareholders, and each of them, to the fullest extent lawful, from and against any and all Losses suffered or incurred by any of the Principal Shareholders to the extent relating to or arising out of any inaccuracy in or breach, violation or nonobservance of the representations, warranties, covenants or other agreements made by the Acquirer herein or failure of any certificate, document or instrument delivered by or on behalf of the Acquirer pursuant hereto or in connection herewith to be true and correct as of the Effective Time.

         8.4 Third Party Claims. In the event that a party (the "Indemnitee") desires to make a claim against another party (the "Indemnitor") hereunder in connection with any action, suit, proceeding or demand at any time instituted against or made upon the Indemnitee by any third party for which the Indemnitee may seek indemnification hereunder (a "Third Party Claim"), the Indemnitee shall promptly notify the Indemnitor of such Third Party Claim and of the Indemnitee's claim of indemnification with respect thereto. The Indemnitor shall have thirty
(30) days after receipt of such notice to notify the Indemnitee if he or it has elected to assume the defense of such Third Party Claim. If the Indemnitor elects to assume the defense of such Third Party Claim, the Indemnitor shall be entitled at his or its own expense to conduct and control the defense and settlement of such Third Party Claim through counsel of his or its own choosing; provided, however, that the Indemnitee may participate in the defense of such Third Party Claim with his or its own counsel at his or its own expense and the Indemnitor may not settle any Third Party Claim without the Indemnitee's consent, which shall not be unreasonably withheld. If the Indemnitor fails to notify the Indemnitee within thirty (30) days after receipt of the Indemnitee's notice of a Third Party Claim, the Indemnitee shall be entitled to assume the defense of such Third Party Claim at the expense of the Indemnitor; provided, however, that the Indemnitee may not settle any Third Party Claim without the Indemnitor's consent, which shall not be unreasonably withheld.

         8.5 Limitations of Liability.

                  (a) Notwithstanding anything in this Agreement to the contrary, other than in connection with claims made against an Indemnitee (as such term is defined in Section 8.4 above) by any third party, in no event shall the terms "Loss" or "Losses" include, with respect to any party hereto, any lost profits, diminution in value or other incidental, punitive, exemplary, special or consequential damages. In determining any inaccuracy in or breach or violation of any representation or warranty of any party hereto contained in this Agreement or in determining the failure of any certificate, document or instrument delivered by or on behalf of any party hereto pursuant to this Agreement or in connection herewith to be true and correct as of the Effective Time, such determination shall be made without regard to any "materiality" or "knowledge" qualifier, including without limitation any reference to a "material adverse effect" on such party or to the "best knowledge" of such party, which may be contained in any such representation, warranty, certificate, document or instrument.

                  (b) The aggregate Losses payable by the Principal Shareholders collectively under Section 8.2 above or by the Acquirer under Section 8.3 above, with respect to all claims for indemnification by the other party hereunder, shall not exceed One Million Fifty Thousand Dollars ($1,050,000) in the aggregate; provided, however, that this limitation shall not apply to any Losses incurred by the Acquirer as a result of or with respect to (i) any breach of the Corporation's and the Principal Shareholders' representations contained in Sections 2.1 and 2.12, (ii) any of the matters specifically set forth in
Schedule 2.10, or (iii) any of the obligations of Heffernan or Matteo under
Section 1.6(b) or to any Losses incurred by the Principal Shareholders as a result of or with respect to any breach of the Acquirer's representations contained in Section 4.12.

                  (c) Neither any Principal Shareholders, on the one hand, nor the Acquirer, on the other hand, shall have any obligation to make any indemnification payments hereunder unless and to the extent that the Losses incurred by the Acquirer or the Principal Shareholders (collectively), as the case may be, shall exceed in the aggregate Seventy-five Thousand Dollars ($75,000); provided, however, that this limitation shall not apply to any Losses incurred by the Acquirer as a result of or with respect to (i) any breach of the representations contained in Sections 2.1 and 2.12, (ii) any of the matters specifically set forth in Schedule 2.10, or (iii) any of the obligations of Heffernan or Matteo under Section 1.6(b) or to any Losses incurred by the Principal Shareholders as a result of or with respect to any breach of the representations contained in Section 4.12.

                  (d) To the extent claims for indemnification are made against the Principal Shareholders, the limitations set forth in Section 8.5(b) and
Section 8.5(c) shall apply to the Principal Shareholders in the proportions set forth in Schedule 8.5(d), it being acknowledged that such liability shall be collective and not individual or joint and several. In any situation in which an indemnification payment is due from the Principal Shareholders hereunder, the Acquirer shall seek to satisfy such obligation, in whole or in part, in any of the following manners or any combination thereof, solely in the Acquirer's discretion (except as is set forth in the next sentence): (i) by withholding or setting off the amount of any repayments of Remainder Debt, any payment of the Remaining Settlement Balance or any payments under the Hypnotic Notes, in each case as may then be due or may subsequently become payable to Heffernan or Matteo; (ii) by withholding or setting off the amount of Earn-out payments that may then be due or may subsequently become payable to the LDD Holders; (iii) by exercising its rights under the Stock Pledge Agreement (as such term is defined in Section 8.9 below); or (iv) by acceptance of a cash payment in the proper amount. Notwithstanding the immediately preceding sentence, each Principal Shareholder shall retain the right at all times to satisfy any indemnification obligation hereunder, in whole or in part, by payment of cash or transfer to the Acquirer of shares of Acquirer Stock, whether Pledged Shares or otherwise, and shall have the choice of the method(s) of such satisfaction. In the case of any transfer by any Principal Shareholder of any pledged or unpledged shares of Acquirer Stock hereunder to the Acquirer, the value of such shares of Acquirer Stock shall in all cases be deemed to be the higher of (i) the then-current fair market value of such shares, as determined by a then-current bona fide offer, if any, to purchase such shares by a third party unaffiliated with any of the Acquirer, any of the Acquirer's shareholders or any Principal Shareholder, or
(ii) $1.00 per share (adjusted for any subsequent stock splits).

                  (e) No action or claim for Losses pursuant to this Article VIII shall be brought or asserted after the relevant date referred to in Article IX hereof (the "Representation Expiration Date").

                  (f) The Acquirer and the Principal Shareholders acknowledge and agree that, except as to fraud, their sole remedy against the other for any matter arising out of a breach, violation or nonobservance of any representation, warranty, covenant or other agreement contained in this Agreement is set forth in this Article VIII, and that except to the extent a party has asserted a claim for indemnification prior to the Representation Expiration Date, neither party shall have any remedy against the other party for any breach, violation or nonobservance of a representation, warranty, covenant or other agreement made by such other party in this Agreement. The parties acknowledge that this Section 8.5 has been negotiated fully by the parties and that neither party would have entered into this Agreement but for the inclusion of this Section 8.5.

         8.6 Expenses, Reimbursement. Subject to the limitations set forth in
Section 8.5 above, an Indemnitor hereunder promptly shall reimburse the Indemnitee for all Losses constituting reasonable expenses (including reasonable attorneys' fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any such action, suit, claim or proceeding (including any inquiry or investigation) for which indemnity is available under either Section 8.2 or Section 8.3 as applicable.

         8.7 Notice. Each party shall provide written notice to the other of any claim with respect to which it seeks indemnification promptly after the discovery of any matters giving rise to a claim for indemnification; provided, however, that the failure of such party to give notice as provided herein shall not relieve the Indemnitor of its obligations under this Article VIII, except if and to the extent that the Indemnitor has been materially prejudiced thereby.

         8.8 Survival. Subject to the provisions of Article IX below, the obligations of the Acquirer and the Principal Shareholders under this Article VIII shall survive and continue in effect following the Effective Time.

         8.9 Collateral for Principal Shareholders' Indemnification Obligation. At the Effective Time, the Principal Shareholders shall deliver to the Acquirer stock certificates representing 586,500 shares of Acquirer Stock received by the Principal Shareholders in connection with the Merger (the "Pledged Shares"), together with stock powers duly executed in blank by the Principal Shareholders. The number of Pledged Shares to be delivered by each Principal Shareholder hereunder shall be determined on the basis of the relative percentage ownership of the Shares set forth in Schedule 8.5(d). The Pledged Shares shall be held by the Acquirer as collateral to secure the Principal Shareholders' indemnification obligations under this Article VIII in accordance with the terms and conditions of a stock pledge agreement to be executed and delivered by and among the Acquirer and the Principal Shareholders on the Closing Date in substantially the form included as Exhibit F to this Agreement (the "Stock Pledge Agreement"). In addition to serving as collateral to secure the Principal Shareholders' indemnification obligations under this Article VIII, the Pledged Shares shall also be subject to transfer back to the Acquirer from the Principle Shareholders pursuant to the terms of Section 1.12(c) above.

                                   ARTICLE IX

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

         Except as provided herein, all representations, warranties, covenants and other agreements of the parties contained herein shall survive the execution and delivery of this Agreement and continue in effect following the Effective Time for a period commencing on the Closing Date and ending on the later of the date that is three (3) years after the Closing Date or three (3) years after the date on which any such covenant or other agreement was required to have been satisfied or fulfilled hereunder, except that the representations set forth in Section 2.1 with respect to the Principal Shareholders' ownership of the Shares shall survive and continue in effect indefinitely after the Effective Time and the representations set forth in
Section 2.12 and 4.12 with respect to taxes shall survive until the expiration of the statute of limitations relating to any applicable tax return referred to therein.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

         10.1 Cross Disclosure. Any matter disclosed on any of the Schedules hereto shall be deemed to be disclosed on each other Schedule hereto relating to such matters.

         10.2 Parties in Interest. Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective heirs, successors and assigns of the parties hereto (including permitted transferees of any of the Shares). Except as may be required to be disclosed by order of a court or otherwise required by law, the parties agree to maintain in confidence the terms of this Agreement, except that the parties hereto may disclose such terms to its accountants, lawyers, bankers and advisors in the ordinary course. Except as otherwise specifically provided herein or as set forth in the Non-Principal Shareholder's Letters, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective heirs, successors and assigns.

         10.3 Amendments and Waivers. Amendments or additions to this Agreement may be made and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the parties hereto. This Agreement (including the Schedules and Exhibits annexed hereto, which are an integral part of this Agreement) constitutes the full and complete agreement of the parties with respect to the subject matter hereof.

         10.4 Notices. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or sent by Federal Express or other overnight courier service providing proof of delivery, to the Acquirer or to the LDD Representative, on behalf of all of the Principal Shareholder, at the addresses set forth below or to such other address for any such party as may be furnished in writing to the other parties hereto:

The Acquirer:              Thomas L. Massie, President
                           Bridgeline Software, Inc.
                           130 New Boston Street
                           Woburn, MA 01801
                           Facsimile No.:  781-376-5033

With copy to:              Stephen J. Coukos, Esq.
                           Edwards & Angell, LLP
                           101 Federal Street
                           Boston, MA  02110
                           Facsimile No.:  617-439-4170

The LDD Representative:    The address set forth with respect to the LDD
                           Representative in Schedule 1.3(a) to this Agreement.

With copy to:              Thomas McVey, Esq.
                           Jared L. Burden, Esq.
                           Williams, Mullen, Clark & Dobbins
                           1666 K Street, N.W., Suite 1200
                           Washington, DC  20006
                           Facsimile No:  202-293-5939

         10.5 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby; provided, however, that the total costs and expenses to be incurred by the Corporation in connection with legal services provided by Williams Mullen Clark & Dobbins, P.C. to the Corporation in connection with the parties' negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not exceed a maximum of Twenty-five Thousand Dollars ($25,000) in the aggregate, it being acknowledged and agreed to by the parties that the Principal Shareholders shall be personally responsible for any expenses of the Corporation exceeding this limit. Upon delivery of a reasonably detailed and itemized invoice, Williams Mullen Clark & Dobbins, P.C shall be paid up to a maximum of Twenty-Five Thousand Dollars ($25,000) by the Acquirer within thirty (30) calendar days following the Closing Date for its legal fees and expenses with respect to the transactions contemplated by this Agreement.

         10.6 Severability. All agreements and covenants contained in this Agreement are severable, and in the event that any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, then this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

         10.7 Counterparts. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

         10.8 Effect of Headings/Gender References. The article and section headings herein are for convenience only and shall not affect the construction or interpretation hereof. The use of any gender in the Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate.

         10.9 Governing Law. This Agreement shall be deemed a contract made under the laws of the Commonwealth of Massachusetts and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such state.

         10.10 Press Releases and Public Announcements. No party hereto shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party, which approval shall not be unreasonably withheld.

         10.11 Post-Closing Tax Matters. The Acquirer agrees that it will cooperate with the preparation of all tax returns of the Corporation for the period up to the Effective Date. The Principal Shareholders shall cause such tax returns to be prepared at their sole expense, and agree that such tax returns shall be prepared in a manner consistent with the Corporation's historical practices.

         10.12 Benefit Plan Covenants. The Acquirer will, from and after the Effective Time:

                  (a) Comply with the Benefit Plans of the Corporation (the "Corporation Benefit Arrangements") in accordance with their terms, and continue to provide such Corporation Benefits Arrangements until such time as the continuing employees of Corporation become participants in the Acquirer's Benefit Plans (the "Acquirer Benefit Arrangements");

                  (b) Provide continuing employees of the Corporation no less favorable participation and benefits under the Acquirer Benefit Arrangements than is provided to similarly-situated employees of Acquirer;

                  (c) Provide continuing employees of the Corporation full credit for their respective years of service (hours of service, or period of service) with the Corporation (or any of its subsidiaries or predecessors) before the Effective Time, for purposes of determining eligibility, participation, entry and vesting under the Acquirer Benefit Arrangements (provided that there will be no double counting of any prior service or any recognition of any such prior service for purposes of benefit accrual under any qualified or non-qualified defined benefit pension plan of the Acquirer);

                  (d) Cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the comparable Corporation Benefit Arrangement) and eligibility waiting periods under group health plans of the Acquirer, as applicable, to be waived with respect to continuing employees of the Corporation (and their eligible dependents); and

                  (e) Cause to be credited any deductibles or out-of-pocket expenses incurred by employees of the Corporation (and their beneficiaries and dependents) during the portion of the applicable benefit plan year before their subsequent participation in the Acquirer Benefit Arrangements, with the objective that there be no double counting, during the year in which they first participate in such Acquirer Benefit Arrangements, of such deductibles or out-of-pocket expenses.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date written above.

                                    BRIDGELINE SOFTWARE, INC.


                                    By: /S/ THOMAS L. MASSIE
                                        ---------------------------
                                        Thomas L. Massie, President and
                                        Chief Executive Officer

                                    /S/ THOMAS L. MASSIE
                                    ---------------------------
                                    Thomas L. Massie
                                    (for purposes of Section 3.4 hereof only)


                                    LEAD DOG DIGITAL, INC.


                                    By: /S/ MICHAEL MATTEO
                                    ---------------------------
                                    Michael Matteo, Chief Executive Officer


                                    PRINCIPAL SHAREHOLDERS


                                    /S/ RONALD HEFFERNAN
                                    ---------------------------
                                    Ronald Heffernan


                                    /S/ LUCIA HEFFERNAN
                                    ---------------------------
                                    Lucia Heffernan


                                    /S/ MICHAEL MATTEO
                                    ---------------------------
                                    Michael Matteo


                                    /S/ ROBERT SEEGER
                                    ---------------------------
                                    Robert Seeger


                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]